                     RESTATED CERTIFICATE OF INCORPORATION

                                       of

                          CHEMICAL BANKING CORPORATION

                               Under Section 245

                                     of the

                General Corporation Law of the State of Delaware


         We, Walter V. Shipley, Chairman, and John B. Wynne, Secretary, of Chemical Banking Corporation (the "Corporation") do hereby certify under the seal of the Corporation as follows:

         First: The name of the Corporation is Chemical Banking Corporation; the Corporation was originally incorporated as Chemical New York Corporation.

         Second: The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware in Dover, Delaware, on the 28th day of October, 1968.

         Third: This Restated Certificate of Incorporation was duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware and only restates and integrates, and does not further amend, the provisions of the Corporation's Certificate of Incorporation as heretofore amended and supplemented. There is no discrepancy between those provisions and the provisions of this Restated Certificate.

         Fourth: The text of the Certificate of Incorporation of said Chemical Banking Corporation, as amended, is hereby restated to read in full, as follows:

                 FIRST. The name of the corporation is

                          CHEMICAL BANKING CORPORATION

                 SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                 THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. Without limiting in

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any manner the scope and generality of the foregoing, the Corporation shall have the following purposes and powers:

                 (1) To acquire by purchase, subscription, or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge, or otherwise dispose of or deal in and with any and all securities, as such term is hereinafter defined, issued or created by any corporation, firm, organization, association or other entity, public or private, whether formed under the laws of the United States of America or of any state, commonwealth, territory, dependency or possession thereof, or of any foreign country or of any political subdivision, territory, dependency, possession or municipality thereof, or issued or created by the United States of America or any state or commonwealth thereof or any foreign country, or by any agency, subdivision, territory, dependency, possession or municipality of any of the foregoing, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon;

                 (2) to make, establish and maintain investments in securities, and to supervise and manage such investments;

                 (3) to cause to be organized under the laws of the United States of America or of any state, commonwealth, territory, dependency or possession thereof, or of any foreign country or of any political subdivision, territory, dependency, possession or municipality thereof, one or more corporations, firms, organizations, associations or other entities and to cause the same to be dissolved, wound up, liquidated, merged or consolidated;

                 (4) to acquire by purchase or exchange, or by transfer to or by merger or consolidation with the Corporation or any corporation, firm, organization, association or other entity owned or controlled, directly or indirectly, by the Corporation, or to otherwise acquire, the whole or any part of the business, good will, rights or other assets of any corporation, firm, organization, association or other entity, and to undertake or assume in connection therewith the whole or any part of the liabilities and obligations thereof, to effect any such acquisition in whole or in part by delivery of cash or other property, including securities issued by the Corporation, or by any other lawful means;

                 (5) to make loans and give other forms of credit, with or without security, and to negotiate and make contracts and agreements in connection therewith;

                 (6) to aid by loan, subsidy, guaranty or in any other lawful manner any corporation, firm, organization, association



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         or other entity of which any securities are in any manner directly or indirectly held by the Corporation or in which the Corporation or any such corporation, firm, organization, association or entity may be or become otherwise interested; to guarantee the payment of dividends on any stock issued by any such corporation, firm, organization, association or entity; to guarantee or, with or without recourse against any such corporation, firm, organization, association or entity, to assume the payment of the principal of, or the interest on, any obligations issued or incurred by such corporation, firm, organization, association or entity; to do any and all other acts and things for the enhancement, protection or preservation of any securities which are in any manner, directly or indirectly, held, guaranteed or assumed by the Corporation, and to do any and all acts and things designed to accomplish any such purpose;

                 (7) to borrow money for any business, object or purpose of the Corporation from time to time, without limit as to amount; to issue any kind of evidence of indebtedness, whether or not in connection with borrowing money, including evidences of indebtedness convertible into stock of the Corporation, to secure the payment of any evidence of indebtedness by the creation of any interest in any of the property or rights of the Corporation, whether at that time owned or thereafter acquired;

                 (8) to render service, assistance, counsel and advice to, and to act as representative or agent in any capacity (whether managing, operating, financial, purchasing, selling, advertising or otherwise) of, any corporation, firm, organization, association or other entity; and

                 (9) to engage in any commercial, financial, mercantile, industrial, manufacturing, marine, exploration, mining, agricultural, research, licensing, servicing, or agency business not prohibited by law, and any, some or all of the foregoing.

                 The term "securities" as used in this Certificate of Incorporation shall mean any and all notes, stocks, treasury stocks, bonds, debentures, evidences of indebtedness, certificates of interest or participation in any profit-sharing agreement, collateral-trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting trust certificates, certificates of deposit for a security, fractional undivided interests in oil, gas, or other mineral rights, or, in general, any interests or instruments commonly known as "securities", or any and all certificates of interest or participation in, temporary or interim certificates for, receipts for, guaranties of, or warrants or rights to subscribe to or purchase, any of the foregoing.





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                 The purposes and powers specified in the foregoing paragraphs shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other paragraph in this Certificate of Incorporation, but the purposes and powers specified in each of the foregoing paragraphs of this Article THIRD shall be regarded as independent purposes and powers.

                 The Corporation shall possess and may exercise all powers and privileges necessary or convenient to effect any or all of the foregoing purposes, or to further any or all of the foregoing powers, and the enumeration herein of any specific purposes or powers shall not be held to limit or restrict in any manner the exercise by the Corporation of the general powers and privileges now or hereafter conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law of Delaware.

                 FOURTH. The Corporation shall have authority to issue capital stock as set forth in Parts I, II and III of this Article FOURTH.

                                     PART I

                            Authorized Capital Stock

         The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is SIX HUNDRED THIRTY FOUR MILLION, SEVEN HUNDRED THOUSAND shares, of which TWO HUNDRED MILLION shares shall be shares of preferred stock of the par value of $1 per share (hereinafter called "Preferred Stock"), FOUR HUNDRED MILLION shares shall be shares of common stock of the par value of $1 per share (hereinafter called "Common Stock") and THIRTY-FOUR MILLION, SEVEN HUNDRED THOUSAND shares shall be shares of Class B common stock without par value (hereinafter called "Class B Common Stock").

         Subject to any specific provisions contained in Part II of this Article Fourth, any amendment to this Certificate of Incorporation which shall increase or decrease the authorized capital stock of the Corporation may be adopted by the affirmative vote of the holders of capital stock representing not less than a majority of the voting power represented by the outstanding shares of capital stock of the Corporation entitled to vote.


                                    PART II

                     Common Stock and Class B Common Stock

         The Common Stock and the Class B Common Stock shall be identical in all respects and shall have equal rights and





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privileges, except as otherwise provided in this Article Fourth.  The relative rights, privileges and restrictions of the shares of each class are as follows (certain definitions applicable thereto, or the location of such definitions, being set forth in subparagraph (h)(1)):

                 (a) Dividend Rights. Subject to the express terms of any outstanding series of Preferred Stock, dividends may be paid in cash or otherwise upon the Common Stock and the Class B Common Stock out of the assets of the Corporation in the relationship and upon the terms provided for below with respect to each such class:

                          (1) Dividends on Common Stock. Dividends on the Common Stock may be declared and paid only to the extent of the assets of the Corporation legally available therefor. Subject to the foregoing and to the second proviso to subparagraph (a)(2), the declaration and payment of dividends on the Common Stock, and the amount thereof, shall at all times be solely in the discretion of the Board of Directors of the Corporation.

                          (2) Dividends on Class B Common Stock. Dividends on the Class B Common Stock may be declared and paid only to the extent of the assets of the Corporation legally available therefor; provided, however, that no dividend shall be paid or set aside for payment or other distribution made upon the Class B Common Stock unless a dividend shall have been so paid or set aside for payment or other distribution made upon the Common Stock at (A) the time of such payment, setting aside or other distribution upon the Class B Common Stock or (B) any previous time during the Fiscal Quarter in which such payment, setting aside or other distribution upon the Class B Common Stock is to be made; provided, further, however, that from and after the Reset Date no dividend shall be paid or set aside for payment or other distribution made upon the Common Stock unless a dividend shall, at the same time and in respect of the same declaration date and record date as applicable to the Common Stock, be so paid or set aside for payment or other distribution made upon the Class B Common Stock in an amount per share of Class B Common Stock not less than the product of
                 (x) the amount of the payment, setting aside or other distribution in respect of one share of Common Stock and (y) the Applicable Ratio fixed as of the Reset Date, as it may be thereafter adjusted pursuant to subparagraphs (e)(1) and
                 (e)(2). Subject to the foregoing, the declaration and payment of dividends on the Class B Common Stock, and the amount thereof, shall at all times be solely in the discretion of the Board of Directors of the Corporation.





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                          (3)     Discrimination Between Common Stock and Class
                 B Common Stock. The Board of Directors, subject to the provisions of subparagraphs (a)(1) and (a)(2), may, in its sole discretion, declare dividends payable exclusively to the holders of Common Stock, exclusively to the holders of Class B Common Stock or to the holders of both of such classes in equal or unequal amounts and in like or in unlike kind, notwithstanding the respective voting and liquidation rights of each class, the conversion rights applicable to the Class B Common Stock, the amount of prior dividends declared on each class or any other factor.

                 (b) Voting Rights. The holders of Common Stock and Class B Common Stock shall vote together as a single class on all matters; provided, however, that (i) the holders of Common Stock voting separately as a class shall be entitled to approve by the vote of a majority of the shares of Common Stock then outstanding any amendment, alteration or repeal of any of the provisions of this Certificate of Incorporation which adversely affects the rights, powers or privileges of the Common Stock; (ii) the holders of Class B Common Stock voting separately as a class shall be entitled to approve by the vote of a majority of the shares of Class B Common Stock then outstanding any amendment, alteration or repeal of any of the provisions of this Certificate of Incorporation which adversely affects the rights, powers, or privileges of the Class B Common Stock; and (iii) any increase in the number of authorized shares of Class B Common Stock shall be subject to approval by both (A) the holders of a majority of shares of Common Stock and Class B Common Stock then outstanding, voting together as a single class based upon their respective voting rights, and (B) the holders of a majority of the shares of Class B Common Stock then outstanding, voting separately as a class. Each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his name on the stock transfer books of the Corporation, and each holder of Class B Common Stock shall be entitled to one-fifth (0.2) of a vote, in person or by proxy, for each share of Class B Common Stock standing in his name on the stock transfer books of the Corporation; provided, however, that the voting power of a share of Class B Common Stock shall be adjusted from time to time concurrently with any adjustment in the Applicable Ratio pursuant to subparagraphs (e)(1) and (e)(2) by multiplying the voting power then in effect by a fraction of which (x) the numerator shall be the Applicable Ratio in effect immediately after such adjustment and (y) the denominator shall be the Applicable Ratio in effect immediately before such adjustment.

                 (c) Liquidation Rights. In the event of the liquidation, dissolution or winding up of the Corporation (a




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         "Liquidation"), whether voluntary or involuntary, after there shall have been paid or set apart for the holders of Preferred Stock the full preferential amounts to which they are entitled, the holders of Common Stock and (other than in connection with or following a conversion of Class B Common Stock into Common Stock pursuant to paragraph (d)) Class B Common Stock shall be entitled to receive the assets of the Corporation remaining for distribution to its stockholders on a per share basis in proportion to the aggregate liquidation units attributable to such classes. For purposes of the foregoing, each share of Common Stock shall be entitled to one liquidation unit and each share of Class B Common Stock shall be entitled to the following fraction of a liquidation unit: (A) in the case of a voluntary Liquidation, 0.4500, and (B) in the case of an involuntary Liquidation, 0.2000;provided, however, that each such fraction of a liquidation unit applicable to a share of Class B Common Stock shall be adjusted from time to time concurrently with any adjustment in the Applicable Ratio pursuant to subparagraphs (e)(1) and (e)(2) by multiplying the fraction then in effect by a fraction of which (x) the numerator shall be the Applicable Ratio in effect immediately after such adjustment and (y) the denominator shall be the Applicable Ratio in effect immediately before such adjustment.

                 (d)      Convertibility.

                          (1) Optional Conversion. The Board of Directors of the Corporation, in its sole discretion and by a majority vote of the directors then in office, may at any time effect a recapitalization of the Corporation by declaring that each of the outstanding shares of Class B Common Stock shall be converted into the number of fully paid and nonassessable shares of Common Stock provided for in subparagraph (d)(3).

                          (2) Automatic Conversion. In the event of the sale, transfer, assignment or other disposition by the Corporation of a majority of the assets or voting stock of Texas Commerce to one or more persons, entities or groups of which the Corporation is not a majority owner (whether by merger, consolidation, sale of assets or stock, liquidation, dissolution, winding up or otherwise), effective upon consummation of such sale, transfer, assignment or other disposition (or, in the case of a related series of such transactions, effective upon the consummation of the first thereof after the consummation of which a majority of the assets or voting stock of Texas Commerce shall have been so sold, transferred, assigned or otherwise disposed of) and automatically without any action on the part of the Corporation or its Board of Directors or stockholders,





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                 the Corporation shall be recapitalized and each of the
                 outstanding shares of Class B Common Stock shall be converted into the number of fully paid and nonassessable shares of Common Stock provided for in subparagraph (d)(3).

                          (3) Number of Shares of Common Stock into which Shares of Class B Common Stock Shall Be Convertible. The number of shares of Common Stock into which each share of Class B Common Stock shall be convertible upon any conversion pursuant to this paragraph (d) shall be: (A) prior to the Reset Date, 0.4500, as such number may be adjusted pursuant to subparagraphs (e)(1) and (e)(2), and (B) thereafter, a number equal to the Applicable Ratio.

                          (4)     Conversion Procedures.

                                  (A)      No fraction of a share of Common
                 Stock shall be issued in connection with the conversion of shares of Class B Common Stock into Common Stock, but in lieu thereof each holder of Class B Common Stock who would otherwise be entitled to a fractional interest of a share of Common Stock shall, upon surrender of such holder's certificate or certificates representing shares of Class B Common Stock, receive a cash payment (without interest) (the "Fractional Payment") equal to the product resulting from multiplying (I) the fraction of a share of Common Stock to which such holder would otherwise have been entitled by (II) the Average Market Price per Share of Common Stock (as defined in the next sentence) on the Conversion Date. The "Average Market Price per Share of Common Stock" shall be the average of the daily closing prices per share for the Common Stock for the 15 consecutive trading days ending one trading day prior to either (I) in the case of a conversion pursuant to subparagraph (d)(1), the date the Conversion Notice is mailed or (II) in the case of a conversion pursuant to subparagraph
                 (d)(2), the date of the public announcement by the Corporation or one of its subsidiaries of the first to occur of the following: that the Corporation or one of its subsidiaries (1) has entered into an agreement in principle with respect to such transaction or (2) has entered into a definitive agreement with respect thereto. The closing price for each day shall be the closing sales price as reported in The Wall Street Journal or, if not reported therein, as reported in another newspaper of national circulation chosen by the Board of Directors of the Corporation or the Executive Committee thereof or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way on the New York Stock Exchange or, if the Common Stock is not then listed or admitted to trading on the New York Stock





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                 Exchange, on the largest national securities exchange on which such stock is then listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, then the last reported sale prices for such shares in the over-the-counter market as reported on the National Association of Securities Dealers Automated Quotation System or, if such sale prices shall not be reported thereon, the average of the closing bid and asked prices so reported or, if such bid and asked prices shall not be reported thereon, as the same shall be reported by the National Quotation Bureau Incorporated or, in all other cases, an appraised market value furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Corporation or the Executive Committee thereof for that purpose.

                          (B) No adjustments in respect of Class B Common Stock dividends shall be made upon the conversion of any shares of Class B Common Stock (and the provisions of subparagraph (d)(4)(E) shall govern with respect to Common Stock dividends payable on converted shares of Class B Common Stock); provided, however, that, if the Conversion Date shall be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto but prior to the payment or distribution thereof, the registered holders of such shares at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such shares on the date set for payment of such dividend or other distribution notwithstanding the conversion of such shares or the Corporation's default in payment of the dividend or distribution due on such date; provided further, however, that so long as any shares of Class B Common Stock shall remain outstanding, the record dates for the payment of regular quarterly cash dividends (to the extent, if any, declared) with respect to the Common Stock and Class B Common Stock shall be the same.

                          (C) At such time as the Corporation exercises its right to cause all of the shares of Class B Common Stock to be converted into Common Stock in accordance with subparagraph
                 (d)(1) or at such time as there occurs the automatic conversion of such Class B Common Stock into Common Stock as a result of a sale, transfer, assignment or other disposition of the type referred to in subparagraph (d)(2), the Corporation shall (i) fix a date for conversion, which in the case of conversion in accordance with subparagraph (d)(1) shall be not less than 10 nor more than 60 days after the giving of notice provided for below and in the case of conversion in accordance with subparagraph (d)(2) shall be as soon as





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                 practicable before or after the date of such notice (any such date fixed for conversion or any such date of conversion being called the "Conversion Date"), and (ii) give notice of conversion to the holders of Class B Common Stock by mailing by first- class mail a notice of such conversion (the "Conversion Notice") to such holders' last addresses as they shall appear on the Corporation's books. Each such Conversion Notice shall specify the Conversion Date, the number of shares of Common Stock into which a share of Class B Common Stock shall be convertible and the information required by subparagraphs (h)(3)(A) through (E) for the period ending on the Conversion Date (or, with respect to the information required by subparagraphs (h)(3)(A) through (E), if the Conversion Date shall not be the last day of a Fiscal Quarter, for the period ending on the last day of the Fiscal Quarter immediately preceding the Conversion Date) and shall state that issuance of certificates representing Common Stock to be received upon conversion of shares of Class B Common Stock shall be conditioned upon surrender of certificates representing such shares of Class B Common Stock.

                          (D) Before any holder of shares of Class B Common Stock converted into shares of Common Stock shall be entitled to receive certificates representing such shares of Common Stock, he shall surrender at such office as the Corporation shall specify certificates for such shares of Class B Common Stock duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank, unless the Corporation shall waive such requirement. The Corporation shall, as soon as practicable after such surrender of certificates representing such shares of Class B Common Stock, issue and deliver, at the office of the transfer agent for the Common Stock, to the person for whose account such shares of Class B Common Stock were so surrendered (or to his nominee or nominees), certificates representing the number of whole shares of Common Stock to which he shall be entitled as aforesaid, together with the Fractional Payment, if any.

                          (E) From and after the Conversion Date, all rights of a holder of shares of Class B Common Stock which were converted into shares of Common Stock shall cease except for the right, upon surrender of the certificates representing such shares of Class B Common Stock, to receive certificates representing shares of Common Stock together with a Fractional Payment, if any, as contemplated by subparagraphs (d)(4)(D) and (d)(4)(A) and the rights to Class B Common Stock dividends as provided in subparagraph (d)(4)(B). No holder of a certificate





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                 which immediately prior to the applicable Conversion Date
                 represented shares of Class B Common Stock shall be entitled to receive any dividend or other distribution with respect to such shares of Common Stock until surrender of such holder's certificate for a certificate or certificates representing shares of Common Stock. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the Conversion Date, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Common Stock represented by the certificate or certificates issued upon such surrender. From and after the Conversion Date, the Corporation shall, however, be entitled to treat the certificates for Class B Common Stock which have not yet been surrendered in respect of conversion as evidencing the ownership of the number of whole shares of Common Stock into which the shares of Class B Common Stock represented by such certificates shall have been converted, notwithstanding the failure to surrender the certificates.

                          (F) If any certificate for shares of Common Stock is to be issued in a name other than that in which the certificate representing shares of Class B Common Stock surrendered in respect of conversion is registered, it shall be a condition of such issuance that the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of certificates for such shares of Common Stock in a name other than that of the record holder of the certificate surrendered, or shall establish to the satisfaction of the Corporation or its agent that such tax has been paid or is not applicable. Notwithstanding anything to the contrary in this paragraph (F), the Corporation shall not be liable to a holder of shares of Class B Common Stock for any shares of Common Stock or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                          (G) At any time prior to the Conversion Date, the Corporation shall reserve and keep available, solely for the purpose of issuance upon conversion of Class B Common Stock, the maximum number of shares of Common Stock that shall be issuable upon the conversion of the shares of Class B Common Stock outstanding at such time; provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of conversion of the outstanding shares of Class B Common Stock by delivery of purchased shares of





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                 Common Stock which are held in the treasury of the Corporation.

                          (H) All computations of the number of shares of Common Stock into which a share of Class B Common Stock shall be convertible, except to the extent more specific provision is made in this Part II of this Article Fourth, shall be made by the firm of independent certified public accountants regularly employed by the Corporation, and a written statement thereof shall be filed with and retained by the office of the Secretary of the Corporation. Such firm shall not be bound by the rules of evidence when making any such computation. All such computations shall be binding and conclusive on the Corporation and the holders from time to time of the shares of common stock. No such determination shall be subject to review by or appeal to any court.

                 (e) Recapitalizations, Mergers, etc.; Authority to Issue and Reissue Class B Common Stock.

                          (1) Capital Events. If, after the Effective Date, the Corporation shall in any manner subdivide (by stock split or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of the Common Stock or the Class B Common Stock or otherwise recapitalize the common stocks of the Corporation or pay a stock dividend (subject to subparagraph (e)(3)) (any such subdivision, combination, recapitalization or stock dividend being called a "Capital Event"), the Applicable Ratio and, where not based on the Applicable Ratio, the number of shares of Common Stock into which a share of Class B Common Stock shall be convertible shall be appropriately and proportionately adjusted.

                          (2) Adjustments Generally. The determination of any adjustment required under subparagraph (e)(1) shall be made by the Corporation's Board of Directors, and evidence thereof shall be filed with and retained by the office of the Secretary of the Corporation.

                          (3) Prohibited Stock Dividends. The Corporation shall not effect any Capital Event which shall be, or which shall have the effect of, a stock dividend (i) of either class of common stock with respect to shares of Class B Common Stock or (ii) of Class B Common Stock with respect to shares of Common Stock.

                          (4) Mergers, etc. In the event of any merger or consolidation or similar transaction (a "Merger") (it being understood that for these purposes a sale of all or substantially all the assets of the Corporation shall





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
                 not, in itself, constitute a Merger) between the Corporation and any other person or entity in which the Corporation is not the surviving corporation (other than a Capital Event effected as a Merger between the Corporation and a wholly owned subsidiary of the Corporation (without consideration of directors' qualifying shares) in which the certificate of incorporation of the surviving corporation provides for two classes of common equity correlative to the Common Stock and Class B Common Stock and defines the relative rights, privileges and restrictions of the shares of each class as herein defined), each share of Class B Common Stock shall represent the right to receive, at the time or times to be received by the holders of shares of Common Stock in respect of such shares in the Merger, the type or types and amount or amounts of consideration so to be received in respect of
                 0.4500 shares of Common Stock (as such number 0.4500 may be adjusted from time to time for Capital Events between the Effective Date and the date of the Merger) and subject to such provisions for settlement of fractional share amounts, elections by holders among types and amounts of consideration receivable by them and the like as the agreement or plan governing the Merger shall provide.

                          (5) Authority to Issue and Reissue Class B Common Stock. From and after the earlier of the Reset Date and the Conversion Date, the Corporation shall cease to have the authority to issue or to reissue Class B Common Stock.

                 (f) Applicable Ratio. The "Applicable Ratio" shall be based on Texas Commerce Adjusted Additional Retained Earnings per Share calculated as of the close of the Fiscal Quarter preceding the occurrence of the event requiring the calculation (but in no event as of a date later than December 31, 1991) pursuant to paragraph (g) and shall be adjusted pursuant to subparagraphs (e)(1) and (e)(2). If Texas Commerce Adjusted Additional Retained Earnings per Share computed as of the relevant date shall be less than $8.87, the Applicable Ratio shall be 0.0300. If Texas Commerce Adjusted Additional Retained Earnings per Share computed as of the relevant date shall be equal to or greater than $30.56, the Applicable Ratio shall be 0.4500. In all other cases, the Applicable Ratio shall be based on the Factors (the numbers set forth under the headings Y and Z in the table below) corresponding to the adjacent range of Texas Commerce Adjusted Retained Earnings per Share computed as of the relevant date (the numbers set forth under the headings W and X in the table below) and shall be equal, for any particular value ("N") of Texas Commerce Adjusted Additional Retained Earnings per Share computed as of the relevant date, to the number (rounded to the nearest 0.001, with 0.00005 being rounded up) obtained from the following formula:

                                                N - W
                            Y + (Z-Y)           -----
                                                X - W

         where W, X, Y and Z shall have the following corresponding values:


                  Texas Commerce Adjusted
          Additional Retained Earnings per Share         Factors
          --------------------------------------         -------

              W                          X           Y           Z
              -                          -           -           -
          $ 8.87 or greater, but less than $ 9.87  0.0300     0.0466
          $ 9.87 or greater, but less than $10.16  0.0466     0.0547
          $10.16 or greater, but less than $10.68  0.0547     0.0691
          $10.68 or greater, but less than $10.87  0.0691     0.0744
          $10.87 or greater, but less than $11.49  0.0744     0.0917
          $11.49 or greater, but less than $11.87  0.0917     0.0981
          $11.87 or greater, but less than $12.87  0.0981     0.1151
          $12.87 or greater, but less than $13.87  0.1151     0.1520
          $13.87 or greater, but less than $14.87  0.1520     0.1690
          $14.87 or greater, but less than $15.03  0.1690     0.1717
          $15.03 or greater, but less than $15.87  0.1717     0.1859
          $15.87 or greater, but less than $16.87  0.1859     0.2029
          $16.87 or greater, but less than $17.87  0.2029     0.2198
          $17.87 or greater, but less than $18.87  0.2198     0.2368
          $18.87 or greater, but less than $19.87  0.2368     0.2537
          $19.87 or greater, but less than $20.79  0.2537     0.2693
          $20.79 or greater, but less than $20.87  0.2693     0.2707
          $20.87 or greater, but less than $21.57  0.2707     0.2826
          $21.57 or greater, but less than $22.87  0.2826     0.2855
          $22.87 or greater, but less than $23.87  0.2855     0.3069
          $23.87 or greater, but less than $24.87  0.3069     0.3283
          $24.87 or greater, but less than $25.87  0.3283     0.3497
          $25.87 or greater, but less than $26.87  0.3497     0.3711
          $26.87 or greater, but less than $27.87  0.3711     0.3925
          $27.87 or greater, but less than $28.87  0.3925     0.4139
          $28.87 or greater, but less than $29.87  0.4139     0.4353
          $29.87 or greater, but less than $30.56  0.4353     0.4500

                 (g) Texas Commerce Adjusted Additional Retained Earnings per Share. "Texas Commerce Adjusted Additional Retained Earnings per Share" shall be equal at any date to the quotient (rounded to the nearest cent, with one-half of a cent being rounded up) of (x) the difference between Texas Commerce Earnings and Deemed Dividends, in each case cumulated from the first day of the calendar month in which the Effective Date occurs through the date as of which Texas Commerce Adjusted Additional Retained Earnings per Share is to be calculated, and (y) the number of shares of Class B Common Stock outstanding as of the calculation date plus the number of shares of Class B Common Stock deliverable upon exercise of all employee stock options issued by Texas Commerce before the Effective Date and outstanding as of the calculation date. The amount in clause (x) is referred to as "Texas Commerce Adjusted Additional Retained Earnings".

                          (1) Texas Commerce Earnings. "Texas Commerce Earnings" shall mean the consolidated pretax earnings or losses of Texas Commerce and its consolidated subsidiaries, determined in accordance with GAAP and the following special provisions (B) through (H), and adjusted for taxes pursuant to the following special provision (A):

                                  (A)      Adjustments in respect of Federal,
                          state, local and foreign income and franchise taxes shall be calculated in accordance with GAAP as if such calculations were being made with respect to the Texas Commerce consolidated group (the "group") standing alone. Adjustments shall be made in accordance with the following two rules. First, any revenues or expenses pursuant to subparagraphs
                          (g)(1)(B) through (H) shall be eliminated from consolidated pretax earnings or losses of Texas Commerce and its consolidated subsidiaries. The number resulting from the foregoing calculation and elimination shall be referred to as "pretax Texas Commerce GAAP Earnings". To the extent that tax benefits (including those arising prior to the Effective Date but unrecognized in the determination of income tax expense for financial statement purposes through the date of the balance sheet mentioned below) would be recognized in accordance with GAAP with respect to pretax Texas Commerce GAAP Earnings for the fiscal period ending on the date as of which the calculation of Texas Commerce Earnings is being made (the "calculation date"), such benefits shall be recognized in full by Texas Commerce for purposes of calculating Texas Commerce Earnings for such period: (i) To the extent that such recognition shall not as of the calculation date be permitted under GAAP and (ii) if such unrecognized benefit shall be about to expire at the calculation date (and for these purposes all unrecognized benefits shall be deemed to be about to expire if the calculation date is December 31, 1991) and (iii) if the Corporation's consolidated financial statements as of the calculation date shall reflect a net Federal deferred tax credit, then: Texas Commerce Earnings shall be increased by one-half of the difference (if positive) between the Corporation's consolidated net Federal deferred tax credit as of the calculation date and $25,000,000, to the extent to which such difference does not exceed one-half of such expiring unrecognized tax benefit; and such benefit to which such adjustment is attributable shall not thereafter be available for further recognition by the group for purposes of calculating Texas Commerce Earnings.
                          With respect to the calculation to be made for purposes of the Reset Date, if the group shall, as of December 31, 1991, after giving effect to the preceding sentence, have a net debit balance in a deferred tax account which shall be maintained and adjusted in accordance with GAAP solely for purposes of effectuating the foregoing procedures (and which shall reflect an initial opening balance derived from the consolidated balance sheet mentioned in subparagraph (g)(4)), the amount of such net debit balance shall be added to the amount of tax expense for Texas Commerce Earnings for the fiscal year ended December 31, 1991. Second, with respect to the calculation to be made in respect of each of the above-mentioned taxes as of any calculation date for purposes of the component of Texas Commerce Earnings represented by the total revenues and expenses provided for in subparagraphs (g)(1)(B) through (H), adjustment shall be made by multiplying the aggregate of such revenues and expenses (whether positive or negative) by the applicable statutory rate for the applicable year and including the resulting product in the applicable tax provision.

                                  (B) In the event that the Corporation or any of its subsidiaries (other than Texas Commerce or any of its subsidiaries) makes any loan or advance to Texas Commerce or any of its subsidiaries (whether or not such loan or advance qualifies as debt capital) (a renewal of any such loan or advance being considered a new loan or advance), the interest expense attributable to any such loan or advance shall, for purposes of calculating Texas Commerce Earnings, be deemed to be the interest expense determined pursuant to this subparagraph (g)(1)(B), notwithstanding the nominal interest rate, if any, of such loan or advance. If such loan or advance shall be for a term of one year or less (a "short-term loan"), then the interest expense from time to time attributable to such loan or advance for purposes of calculating Texas

                          Commerce Earnings shall be deemed to be either (x) the interest expense from time to time attributable to the funds received by the Corporation or its subsidiaries pursuant to instruments or arrangements by which the Corporation or such subsidiaries funded the loan or advance to Texas Commerce or its subsidiaries (a "match-funded rate") or (y) the interest expense from time to time attributable to that interest rate which the Corporation would pay, at the time of the making of such loan or advance, for obligations of comparable denomination and maturity sold in the public market (a "market rate"). The Corporation shall determine whether the funding was at a match-funded rate or a market rate and such determination shall be binding and conclusive and shall not be subject to review by or appeal to any court. The Corporation shall also determine the interest expense attributable to the relevant rate and shall notify Texas Commerce in writing of the same. If Texas Commerce shall disagree, the matter shall be submitted to a firm of independent certified public accountants, in the case of a match-funded rate, and to an investment banking firm, in the case of a market rate, in either case of recognized standing and mutually acceptable to the Corporation and Texas Commerce; and the determination of such firm, or of the Corporation if such firm is unable to make the determination within a reasonable time, shall be binding, conclusive, nonreviewable and nonappealable as aforesaid. If the loan or advance is not a short-term loan, the same procedures shall apply, except that if the Corporation shall have determined as aforesaid that the loan or advance was funded with market-rate funds, then the initial determination of the applicable market rate shall be made by the investment banking firm, and the Corporation shall make the determination (in each case binding, conclusive, nonreviewable and nonappealable as aforesaid) only if such firm is unable to make its determination within a reasonable time. Any determination of interest expense pursuant to this subparagraph (g)(1)(B) shall be made on an "all-in" basis, reflecting any original issue discount, costs of issuance and similar factors. The Corporation shall not require Texas Commerce to pay interest to the Corporation in respect of any loan or advance at a rate in excess of that determined pursuant to this subparagraph (g)(1)(B).

                                  (C) In the event that the Corporation or any of its subsidiaries (other than Texas Commerce or any of its subsidiaries) provides any equity capital to Texas Commerce or any of its subsidiaries, in the event that Texas Commerce issues any capital stock to the Corporation or any of its subsidiaries other than subsidiaries of Texas Commerce or in the event of any other capital transactions not covered by subparagraph (g)(1)(B), the Corporation and Texas Commerce may charge and/or credit each other to reflect fairly and equitably the economic effect of such transactions on the parties involved. For such purposes of calculating Texas Commerce Earnings, the amount by which Deemed Dividends for any fiscal period shall exceed the fair market value of dividends actually paid to the Corporation by Texas Commerce with respect to the Corporation's ownership of capital stock of Texas Commerce may be deemed to be a provision of equity capital of which a charge may be made, and the amount by which the fair market value of dividends actually paid as aforesaid in any fiscal period shall exceed Deemed Dividends may be deemed to be a reduction of equity capital for which a charge may be made. Any such charge or credit may be stated to be determined on a pretax or aftertax basis for purposes of the tax adjustments provided for in subparagraph (g)(1)(A).

                                  (D)      Texas Commerce Earnings shall be
                          reduced by the amount by which the Corporation or any of its subsidiaries other than Texas Commerce and its subsidiaries shall have incurred expenses relating to employees of Texas Commerce or any of its subsidiaries in connection with salaries or employee benefit plans or arrangements, except to the extent that any such expenses shall have been recorded by Texas Commerce.

                                  (E)      Texas Commerce Earnings shall not
                          reflect any purchase accounting adjustments resulting from the merger of Texas Commerce on the Effective Date but shall continue to reflect the amortization of the goodwill and other intangibles on the books of Texas Commerce as before the Effective Date.

                                  (F)      Texas Commerce Earnings shall
                          exclude any nonrecurring revenues and expenses, which term shall mean for purposes hereof revenues and expenses attributable to (i) extraordinary items, as defined by GAAP (excluding tax benefits realized in accordance with subparagraph (g)(1)(A)), (ii) any one-time effect of any change in tax rates if the liability method of accounting shall be required under GAAP and (iii) sales of real estate (including leasehold) interests (other than sales of other real estate owned);provided, howeve, that if clause (iii) results in an exclusion from Texas Commerce Earnings of any revenue on the sale-and- leaseback of any property owned by Texas Commerce or its subsidiaries and used in their operations, the calculation of Texas Commerce Earnings shall disregard, in an amount no greater than such revenue, the pretax amount by which the resulting incremental leasehold expenses would reduce Texas Commerce Earnings.

                                  (G)      Texas Commerce Earnings shall not
                          reflect any gains or losses recorded by Texas Commerce in connection with the distribution or disposition by Texas Commerce of shares of common stock of the Distributed Bank after the Effective Date.

                                  (H)      Texas Commerce Earnings shall be
                          reduced by direct expenses incurred in administering the provisions of this Part II of this Article Fourth as they relate to the determination of the Applicable Ratio, including without limitation expenses relating to the performance of subparagraph (h)(2), in each case except to the extent such expenses shall have been recorded by Texas Commerce.

                          (2) Deemed Dividend. The "Deemed Dividend" for any period shall be equal to the amount of the dividends declared during such period (to the extent subsequently paid) by the Corporation with respect to the Class B Common Stock.

                          (3) Calculation of Texas Commerce Adjusted Additional Retained Earnings. Texas Commerce Adjusted Additional Retained Earnings shall be calculated at least quarterly, commencing with the first Fiscal Quarter following the Effective Date, in connection with the preparation of the notices required by paragraph (h)(3) and in connection with any conversion of shares of Class B Common Stock into shares of Common Stock. In the case of any such calculation (p) as of December 31 of any year or (q) for purposes of any actual conversion, such calculation shall be made initially by the firm of independent certified public accountants regularly employed by Texas Commerce after the Effective Date for the examination of its financial statements. A second firm of independent certified public accountants of recognized standing retained by Texas Commerce shall review such calculation and if such second firm (x) agrees with the calculation of such first firm or (y) disagrees with the calculation of such first firm by an amount less than $5,000,000, then (x) the amount so agreed upon or (y) the arithmetic mean of the two varying amounts, as the case may be, shall be set forth in a written statement or statements of such two firms and filed with and retained by the office of the Secretary of the Corporation. If such two firms are unable to furnish such written statement or statements, then the Corporation and Texas Commerce shall elect either to accept the higher calculation or to cause the two firms of independent certified public accountants to choose a third firm of independent certified public accountants of recognized standing to review the calculation of Texas Commerce Adjusted Additional Retained Earnings, which firm shall furnish a written statement setting forth its calculation, which shall be filed with the office of the Secretary of the Corporation, and such calculation shall thereupon be final. Such firms shall not be bound by the rules of evidence when making any calculation or estimate and shall not be required to state in writing any reasons for making any calculation. All such calculations, when final as provided above, shall be binding and conclusive on the Corporation and the holders from time to time of the shares of common stock. No such calculation shall be subject to review by or appeal to any court. No calculation of Texas Commerce Adjusted Additional Retained Earnings other than as of December 31 of any year shall have any binding effect on any calculation thereof as of any previous or subsequent date.

                          (4) Initial Accounting Period. The cumulation of Texas Commerce Earnings shall begin on the basis of a consolidated Texas Commerce balance sheet as of the close of the calendar month preceding the Effective Date, which balance sheet shall have been prepared (i) in the same manner (and supported by the requisite closing of the books of Texas Commerce and its consolidated subsidiaries) as if Texas Commerce had been obligated to file a Quarterly Report on Form 10-Q with the Securities and Exchange Commission for a fiscal period ending on such day but (ii) on the basis that the share exchange described in the definition of "Distributed Bank" has previously occurred.

                          (5) Termination of Calculations, etc. The Corporation shall not be obligated by this Part II of this Article Fourth to provide for the calculation of Texas Commerce Adjusted Additional Earnings per Share or any component thereof after the earlier of (x) the date on which all shares of Class B Common Stock have been converted pursuant to paragraph (d) and (y) the Reset Date.

                 (h)      Miscellaneous.

                          (1) Definitions. As used in this Part II of this Article Fourth, the following definitions shall apply:

                                  "Applicable Ratio" shall have the meaning
                          assigned such term in, and shall be calculated in accordance with, paragraph (f).

                                  "Capital Event" shall have the meaning
                          assigned such term in subparagraph (e)(1).

                                  "Class B Common Stock" shall have the meaning
                          assigned such term in the first paragraph of Part I of this Article Fourth.

                                  "Common Stock" shall have the meaning
                          assigned such term in the first paragraph of Part I of this Article Fourth.

                                  "common stock" shall mean Common Stock or
                          Class B Common Stock or both, as the context requires.

                                  "Conversion Date" shall have the meaning
                          assigned such term in subparagraph (d)(4)(C).

                                  "Conversion Notice" shall have the meaning
                          assigned such term in subparagraph (d)(4)(C).

                                  "Deemed Dividend" shall have the meaning
                          assigned such term in subparagraph (g)(2).

                                  "Distributed Bank" shall mean the national
                          bank subsidiary of Texas Commerce, shares of the common stock of which were exchanged, in connection with the Effective Date, for the shares of common stock of Texas Commerce owned by stockholders of Texas Commerce.

                                  "Effective Date" shall mean the date on which
                          the merger of Texas Commerce with a wholly owned subsidiary of the Corporation became effective under the General Corporation Law of the State of Delaware.

                                  "Expert" shall have the meaning assigned
                          such term in subparagraph (h)(2).

                                  "Fiscal Quarter" shall mean the three-month
                          period ended each March 31, June 30, September 30 or December 31.

                                  "Fractional Payment" shall have the meaning
                          assigned such term in subparagraph (d)(4)(A).

                                  "GAAP" shall mean generally accepted
                          accounting principles as provided in subparagraph
                          (h)(5).

                                  "Preferred Stock" shall have the meaning
                          assigned such term in the first paragraph of Part I of this Article Fourth.

                                  "Reset Date" shall mean March 1, 1992, or the
                          first date thereafter on which the Applicable Ratio as of December 31, 1991, can be calculated.

                                  "Texas Commerce" shall mean Texas Commerce
                          Bancshares, Inc., a Delaware corporation, and any subsidiary, division or other business unit of the Corporation that may succeed to such corporation or substantially all the business of such corporation or such successor.

                                  "Texas Commerce Adjusted Additional Retained
                          Earnings" shall have the meaning assigned such term in the second sentence of paragraph (g) and shall be calculated in accordance with subparagraph (g)(3).

                                  "Texas Commerce Adjusted Additional Retained
                          Earnings per Share" shall have the meaning assigned such term, and shall be calculated in accordance with, the first sentence of paragraph (g).

                                  "Texas Commerce Earnings" shall have the
                          meaning assigned such term in subparagraph (g)(1) and shall be calculated in accordance with subparagraph
                          (g)(1).

                          (2) General Provisions Relating to Independent Certified Public Accountants and Investment Banking Firms.
                 The independent certified public accountants and investment banking firms engaged to take any action under this Part II of this Article Fourth ("Experts") shall have full access to the books and records and personnel of the Corporation and Texas Commerce and their subsidiaries to enable them to perform their responsibiities set forth herein. The Experts shall have access to the portions of meetings of directors and officers and other employees of the Corporation and Texas Commerce and their subsidiaries at which discussions are held which are relevant to any determination. The Corporation, Texas Commerce and their subsidiaries shall provide work space and all secretarial and other services reasonably requested by the Experts to enable them to perform such responsibilities. Each of the Experts shall be entitled to adopt and amend rules and regulations from time to time governing the performance of such responsibilities. The Corporation shall pay compensation to each Expert in such amounts as shall from time to time be agreed to by the Corporation and each Expert, and such amounts shall at all times be sufficient to retain or obtain qualified firms to serve in such capacities. The Corporation shall indemnify each Expert against all losses and expenses incurred or suffered by it in the performance of its responsibilities hereunder except to the extent that such losses or expenses are attributable to such Expert's willful misconduct. The Corporation may acquire and pay for insurance for any Expert covering such losses and expenses to the extent covered by the foregoing indemnity. No Expert shall be liable to the holders from time to time of the shares of either common stock of the Corporation for the performance of their responsibilities hereunder or for any damage to any such holder except to the extent that any such damage is attributable to the willful misconduct of such Expert. Each such holder shall be bound by the provisions of the foregoing sentence.

                          (3) Notices to Stockholders. No later than 90 days after the close of each Fiscal Quarter ending on December 31 and 45 days after the close of each other Fiscal Quarter, ending on the earlier of the last such date preceding the conversion of shares of Class B Common Stock into Common Stock or the first such date following the Reset Date, the Corporation shall notify each holder of record of Class B Common Stock, by first-class mail, postage prepaid, of the following information, determined as of the close of the Fiscal Quarter immediately preceding such notice; provided, however, that the information set forth in (B) through (F) shall only be provided in notices delivered in respect of Fiscal Quarters ending on December 31; provided further, however, that the Corporation may comply with this subparagraph (h)(3) by including the required information in annual and quarterly reports to stockholders furnished in timely manner in accordance with the requirements of the Securities Exchange Act of 1934 or any successor Federal law; provided further, however, that the giving of any such notice may be deferred until the earliest practicable date after the date otherwise required if the delay is caused by the inability of the Corporation to determine any information required to be furnished in such notice because of the time required to comply with the provisions of this Part II of this Article Fourth with respect to the review of, and resolution of disputes concerning, such information.

                                  (A)      Texas Commerce Adjusted Additional
                          Retained Earnings and Texas Commerce Adjusted Additional Retained Earnings per Share as of the March 31, June 30, September 30 or December 31 on which the relevant Fiscal Quarter shall end.

                                  (B)      Texas Commerce Earnings during the
                          applicable fiscal year.

                                  (C)      Deemed Dividends during such period.

                                  (D)      The difference between the amounts
                          set forth in (B) and (C) during such period.

                                  (E)      The nature of any Capital Events
                          during such period and any changes in the number corresponding to clause (y) in the first sentence of paragraph (g).

                                  (F) Information on the range of possible Applicable Ratios, and the variables relating thereto, reasonably comparable to that provided pursuant to subparagraph (d)(3).

                 A copy of each such notice shall be filed with and retained at the office of the Secretary of the Corporation.

                          (4) Documents and Certificates. The notices sent to holders of Class B Common Stock pursuant to subparagraph
                 (h)(3) shall be available for inspection and copying (at stockholder expense) during regular business hours by a holder of record at such time of one or more shares of either common stock of the Corporation. Except as stated in the preceding sentence, such holders will not be permitted to inspect or copy any of the certificates, opinions or other documents produced or relied upon by the Experts in making any determinations. The Corporation shall retain all documents, certificates and other writings filed at the office of the Secretary of the Corporation pursuant hereto until the expiration of three years after the earlier of (x) the date on which all shares of Class B Common Stock have been converted pursuant to paragraph (d) and (y) the Reset Date, unless otherwise required by law. The failure to file any document, certificate or writing at such office shall not invalidate the certifications contained therein.

                          (5)     Accounting Principles, Policies and
                 Procedures. Any determinations to be made under this Part II of this Article Fourth with respect to Texas Commerce Adjusted Additional Retained Earnings per Share or any component thereof shall be made on the basis of generally accepted accounting principles as in effect, and as applied by (together with related accounting policies and procedures as applied by) the Corporation, from time to time, notwithstanding that prior to the Effective Date Texas Commerce may have applied generally accepted accounting principles differently or may have applied different related policies and procedures, but subject to the adjustments set forth in subparagraph (g)(1). Nothing in this Part II of this Article Fourth shall be deemed, by direct application, by implication or otherwise, to require that the Corporation or any subsidiary thereof (including Texas Commerce and its subsidiaries), with respect to any determination to be made for any purpose other than such determinations pursuant to this Part II of this Article Fourth, apply any accounting principles or adhere to any policy with respect thereto other than the principles and policies which would otherwise be applicable for all such other purposes, including without limitation financial, regulatory and tax reporting.

                          (6) Governance of Texas Commerce. In acting as stockholder through Texas Commerce's Board of Directors to cause Texas Commerce to act or not to act, insofar as the rights of the holders of capital stock of the Corporation shall be concerned, the Corporation and its officers, directors, employees and agents shall be fully protected in relying upon the opinions of Experts and the orders, requests or directives of any court, administrative agency or commission or other governmental authority or instrumentality as to such action or inaction and shall be entitled to assert such reliance as conclusive evidence of the reasonableness of such action or inaction in any litigation brought by a holder of capital stock of the Corporation, and each such holder by his acceptance of shares acknowledges and agrees to the provisions of this subparagraph (h)(6). Without limiting the generality of the foregoing, the Corporation (as stockholder acting as aforesaid) shall be permitted to require that Texas Commerce and its subsidiaries shall conduct securities transactions in a manner consistent with the policies and practices of the Corporation from time to time relating to interest rate risk and portfolio management.

                          (7) Preferred Stock Rights Unaffected. Whenever the certificate of designations of any outstanding series of Preferred Stock issued prior to the Effective Date confers upon the holders thereof a power, preference or right as against the holders of "Common Stock", the holders of shares of such series shall be entitled to exercise each such power, preference or right as against the holders of Common Stock and Class B Common Stock.

                          (8) Headings. Headings in the subdivisions of this Part II of this Article Fourth are included for convenience of reference only and shall not be employed in the construction or interpretation hereof.


                                    PART III

                                Preferred Stock

         The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock shall be as follows:

                 (1) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

                          (a)  the designation of such series;

                          (b) the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of any class or classes of capital stock, and whether such dividends shall be cumulative or non-cumulative;

                          (c) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

                          (d) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

                          (e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

                          (f) the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of the directors or otherwise; provided, however, that in no event shall any holder of any series of Preferred Stock be entitled to more than one vote for each share of such Preferred Stock held by him;

                          (g) the restrictions, if any, on the issue or reissue of any additional Preferred Stock;

                          (h) the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation.

                 (2) Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.

                 (3) The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation's Junior Participating Preferred Stock are set forth in Appendix A hereto and are incorporated herein by reference.

                 (4) The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation's Adjustable Rate Cumulative Preferred Stock, Series C are set forth in Appendix B hereto and are incorporated herein by reference.

                 (5) The voting powers, designations, preferences, and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation's 10.96% Preferred Stock are set forth in Appendix C hereto and are incorporated herein by reference.

                 (6) The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation's 10% Convertible Preferred Stock are set forth in Appendix D hereto and are incorporated herein by reference.

                 (7) The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation's 8-3/8% Preferred Stock are set forth in Appendix E hereto and are incorporated herein by reference.

                 (8) The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation's 7.92% Cumulative Preferred Stock are set forth in Appendix F hereto and are incorporated herein by reference.

                 (9) The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation's 7.58% Cumulative Preferred Stock are set forth in Appendix G hereto and are incorporated herein by reference.

                 (10) The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation's 7-1/2% Cumulative Preferred Stock are set forth in Appendix H hereto and are incorporated herein by reference.

                 FIFTH. The by-laws may be made, altered, amended or repealed by the Board of Directors. The books of the Corporation (subject to the provisions of the laws of the State of Delaware) may be kept outside of the State of Delaware at such places as from time to time may be designated by the Board of Directors.

                 SIXTH.   (1)  To the fullest extent that the General
         Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                 (2) The Corporation shall have the power to indemnify any director, officer, employee or agent of the Corporation or any other person who is serving at the request of the Corporation in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) to the fullest extent permitted by the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

                 (3) By action of its Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, to protect any director, officer, employee or agent of the Corporation or any other person who is serving at the request of the Corporation in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such (including, without limitation, expenses, judgments, fines and amounts paid in settlement) to the fullest extent permitted by the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended, and whether or not the Corporation would have the power or would be required to indemnify any such person under the terms of any agreement or by-law or the General Corporation Law of the State of Delaware. For purposes of this paragraph (3), "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan.

                 SEVENTH. (1) Any action required or permitted to be taken by the holders of Common Stock or Class B Common Stock of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent in writing.

                 (2) Whenever the vote of holders of shares of any class or series other than Common Stock or Class B Common Stock at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the General Corporation Law of the State of Delaware, the meeting and vote of such stockholders may be dispensed with if such action is taken with the written consent of such holders representing not less than a majority of the voting power of all the capital stock of such class or series entitled to be voted upon such action if a meeting were held;provided that in no case shall the written consent be by such holders having less than the minimum percentage of the vote required by statute for such action, and provided that prompt notice is given in writing to all such stockholders entitled to vote thereon of the taking of corporate action without a meeting and by less than unanimous written consent.

                 (3) Election of directors need not be by ballot unless the by-laws so provide.

                 EIGHTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, we have signed this certificate and caused the
corporate seal of the Corporation to be hereunto affixed this          day
of March, 1994.


                                                  /s/ WALTER V. SHIPLEY
                                                  ----------------------
                                                  Walter V. Shipley
                                                  Chairman



[Corporate Seal]


Attest:

/s/ JOHN B. WYNNE
- - - -----------------
John B. Wynne
Secretary

                                                                      Appendix A


                          CERTIFICATE OF DESIGNATIONS

                                       OF

                      JUNIOR PARTICIPATING PREFERRED STOCK

                                       OF

                          CHEMICAL BANKING CORPORATION


                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


         The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of Chemical Banking Corporation, a Delaware corporation (hereinafter called the "Corporation"), at a meeting duly convened and held on April 13, 1989, at which a quorum was present and acting throughout:

                 "RESOLVED that, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation (hereinafter called the "Certificate of Incorporation"), the Board of Directors hereby provides for the issuance of a series of Preferred Stock of the Corporation to consist of 4,000,000 shares, and hereby fixes the voting powers, designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series, in addition to those set forth in the Certificate of Incorporation, as follows:

                          "(a) Designation.  The designation of the series of
                 Preferred Stock created by this resolution shall be "Junior Participating Preferred Stock" (hereinafter called this "Series") and the number of shares constituting this Series is four million (4,000,000).

                          "(b) Dividends.

                                  "(1) Subject to the prior and superior rights
                          of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of this Series with respect to dividends, the holders of shares of this Series shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on March 31, June 30, September 30 and December 31 of each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of this Series, in an amount per share (rounded to the nearest cent) equal to the greater of
                          (A) $2.00 or (B) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all noncash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $12.00 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of this Series. In the event the Corporation shall at any time after April 13, 1989 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of this Series were entitled immediately prior to such event under clause (B) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                                  "(2) The Corporation shall declare a dividend
                          or distribution on this Series as provided in clause
                          (A) of the preceding paragraph (1) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $2.00 per share on this Series shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                                  "(3) Dividends shall begin to accrue and be
                          cumulative on outstanding shares of this Series from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of this Series unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of this Series entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of this Series in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the
                          time outstanding.   The Board of Directors may fix a
                          record date for the determination of holders of shares of this Series entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

                                  "(4) No full dividends shall be declared or
                          paid or set apart for payment on the Preferred Stock of any series ranking, as to dividends, on a parity with or junior to this Series for any period unless full cumulative dividends have been or contemporaneously are declared and a sum sufficient for the payment thereof set apart for such payment on this Series for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of this Series and any other Preferred Stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other Preferred Stock ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of this Series and such other Preferred Stock bear to each other. Holders of shares of this Series shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on this Series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

                                  "(5) So long as any shares of this Series are
                          outstanding, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to this Series as to dividends and upon liquidation and other than as provided in paragraph (4) of this Section (b)) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock, the Class B Common Stock or upon any other stock ranking junior to or on a parity with this Series as to dividends or upon liquidation, nor shall any Common Stock, Class B Common Stock or any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of this Series shall have been paid for all past dividend payment periods.

                          "(c) Redemption.

                                  "(1) The shares of this Series shall be
                          redeemable only as expressly provided in this Section
                          (c). The Corporation, at its option, may redeem shares of this Series, as a whole or in part, at any time or from time to time, at a redemption price equal to, subject to the provisions for adjustment hereinafter set forth, 100 times the "current per share market price" of the Common Stock on the date of the mailing of the notice of redemption, plus accrued and unpaid dividends to the date fixed for such redemption. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common

                          Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of this Series were otherwise entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior
                          to such event.   The "current per share market price"
                          on any date shall be deemed to be the average of the closing price per share of such Common Stock for the 10 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Corporation. If on such date no such market maker is making a market in the Common Stock, the fair value of the Common Stock on such date as determined in good faith by the Board of Directors of the Corporation shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close.

                                  "(2) In the event that fewer than all the
                          outstanding shares of this Series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method which may be determined by the Board of Directors in its sole discretion to be equitable.

                                  "(3) In the event the Corporation shall
                          redeem shares of this Series, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the close of business on such redemption date.

                                  "(4) Notice having been mailed as aforesaid,
                          from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of this Series so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                                  "(5) Any shares of this Series which shall at
                          any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

                                  "(6) Notwithstanding the foregoing provisions
                          of this Section (c), if any dividends on this Series are in arrears, no shares of this Series shall be redeemed unless all outstanding shares of this Series are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of this Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of this Series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of this Series.

                          "(d) Conversion or Exchange.  The holders of shares
                 of this Series shall not have any rights to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.

                          "(e) Voting.  The shares of this Series shall not
                 have any voting powers either general or special, except that if at the time of any annual meeting of stockholders for the election of directors a default in preference dividends on the Preferred Stock shall exist, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Preferred Stock of all series (whether or not the holders of such series of Preferred Stock would be entitled to vote for the election of directors if such default in preference dividends did not exist), shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of Common Stock and Class B Common Stock, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Preferred Stock. Each director elected by the holders of shares of Preferred Stock (herein called a "Preferred Director"), shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Preferred Stock voting together as a single class without regard to series, at a meeting of the stockholders, or of the holders of shares of Preferred Stock called for the purpose. So long as a default in any preference dividends on the Preferred Stock shall exist, (A) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (B)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (B) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of Directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes hereof, a "default in preference dividends" on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued dividends upon any series of the Preferred Stock shall be equivalent to six full quarter-yearly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding quarterly dividend period.

                          "(f) Liquidation Rights.

                                  "(1) Upon the dissolution, liquidation or
                          winding up of the Corporation, the holders of the shares of this Series shall be entitled to receive out of the assets of the Corporation, before any payment or distribution shall be made on the Common Stock, on the Class B Common Stock, without par value, of the Corporation ("Class B Common Stock") or on any other class of stock ranking junior to the Preferred Stock upon liquidation, the amount of $100 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution (the "Liquidation Preference").

                                  Following the payment of the full amount of
                          the Liquidation Preference, no additional distributions shall be made to the holders of shares of this Series unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in paragraph (2) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number") and in the case of the holders of Class B Common Stock, an amount per share equal to the quotient obtained by dividing (x) the Liquidation Preference by (y) the product of the Adjustment Number times the fraction of a liquidation unit ("Class B Liquidation Unit") to which each share of Class B Common Stock shall be entitled pursuant to Part II of Article Fourth of this Certificate of Incorporation (the "Class B Adjustment"). Following the payment of the full amount of the Liquidation Preference, the Common Adjustment and the Class B Adjustment, in respect of all outstanding shares of Junior Participating Preferred Stock, Common Stock and Class B Common Stock, respectively, holders of this Series and holders of shares of Common Stock and Class B Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Junior Participating Preferred Stock and Common Stock, on a per share basis, respectively, and with respect to the Class B Common Stock, in the ratio of the Adjustment Number to the Class B Liquidation Unit, on a per share basis.

                                  "(2) In the event the Corporation shall at
                          any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                                  "(3) The sale, conveyance, exchange or
                          transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation shall be deemed a voluntary dissolution, liquidation or winding up of the Corporation for the purposes of this Section (f), but the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall not be deemed to be a dissolution, liquidation or winding up, voluntarily or involuntarily, for the purposes of this Section (f).

                                  "(4) After the payment to the holders of the
                          shares of this Series of the full preferential amounts provided for in this Section (f), the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

                                  "(5) In the event the assets of the
                          Corporation available for distribution to the holders of shares of this Series upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (1) of this Section
                          (f), no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

                          "(g) For purposes of this resolution, any stock of
                 any class or classes of the Corporation shall be deemed to rank:

                                  "(1) prior to the shares of this Series,
                          either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of this Series;

                                  "(2) on a parity with shares of this Series,
                          either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

                                  "(3) junior to shares of this Series, either
                          as to dividends or upon liquidation, if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes."

                                                                      Appendix B


                          CERTIFICATE OF DESIGNATIONS

                                       OF

              ADJUSTABLE RATE CUMULATIVE PREFERRED STOCK, SERIES C

                                       OF

                          CHEMICAL BANKING CORPORATION


                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


    The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of Chemical New York Corporation, a Delaware corporation (hereinafter called the "Corporation"), at a meeting duly convened and held on April 28, 1987, at which a quorum was present and acting throughout:

            "RESOLVED that, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation (hereinafter called the "Certificate of Incorporation"), the Board of Directors hereby provides for the issuance of a series of Preferred Stock of the Corporation to consist of 34,692,482 shares, and hereby fixes the voting powers, designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series, in addition to those set forth in the Certificate of Incorporation, as follows:

                     "(a) Designation.  The designation of the series of
            Preferred Stock created by this resolution shall be "Adjustable Rate Cumulative Preferred Stock, Series C" (hereinafter called this "Series") and the number of shares constituting this Series is Thirty-four million six hundred ninety-two thousand four hundred eighty-two (34,692,482). Shares of this Series shall have a stated value of $12 per share. The number of authorized shares of this Series may be reduced by further resolution duly adopted by the Board of Directors of the Corporation or the Executive Committee thereof and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of this Series shall not be increased.

                     "(b) Dividend Rates.

                             "(1) Dividend rates on the shares of this Series
                     shall be: (i) for the period (the "Initial Dividend Period") from May 1, 1987, to and including June 30, 1987, at 7.65% per annum of the stated value thereof and (ii) for each quarterly dividend period (hereinafter referred to as a "Quarterly Dividend Period"; and the Initial Dividend Period or any Quarterly Dividend Period being hereinafter individually referred to as a "Dividend Period" and collectively referred to as "Dividend Periods") thereafter, which quarterly dividend periods shall commence on January 1, April 1, July 1 and October 1 in each year and shall end on and include the day next preceding the first day of the next quarterly dividend period, at a rate per annum of the stated value thereof equal to the Effective Rate (as defined in paragraph (2) of this Section (b)) in respect of such quarterly dividend period. Such dividends shall be cumulative from the date of original issue of such shares and shall be payable, when and as declared by the Board of Directors or by a committee of said Board duly authorized by said Board to declare such dividends on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 1987. Each such dividend shall be paid to the holders of record of shares of this Series as they appear on the stock register of the Corporation on such record date, not exceeding 30 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation or by a committee of said Board of Directors
                     duly authorized to fix such date.   Dividends on account
                     of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation or by a committee of said Board of Directors duly authorized to fix such date.

                             "(2)Except as provided below in this paragraph,
                     the "Effective Rate" for any Quarterly Dividend Period shall be (a) 1% less than (b) the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as hereinafter defined) for such Dividend Period. In the event that the

                     Corporation determines in good faith that for any reason

                             "(i) any one of the Treasury Bill Rate, the Ten
                     Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate cannot be determined for any Quarterly Dividend Period, then the Effective Rate for such Dividend Period shall be 1% less than the higher of whichever two of such Rates can be so determined;

                             "(ii) only one of the Treasury Bill Rate, the Ten
                     Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate can be determined for any Quarterly Dividend Period, then the Effective Rate for such Dividend Period shall be 1% less than whichever such Rate can be so determined; or

                             "(iii) none of the Treasury Bill Rate, the Ten
                     Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate can be determined for any Quarterly Dividend Period, then the rate in effect for the preceding Dividend Period (or, if the rate being so continued is for the Initial Dividend Period, a rate .5% higher than such rate) shall be continued for such Dividend Period.

            Anything herein to the contrary notwithstanding, the Effective Rate for any Quarterly Dividend Period shall in no event be less than 5-1/2% per annum or greater than 11-1/2% per annum.

                     "(3) Except as provided below in this paragraph, the
            "Treasury Bill Rate" for each Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period as provided below) for three-month U.S. Treasury bills, as published weekly by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") during the Calendar Period immediately prior to the last ten calendar days of March, June, September or December, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on this Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period as provided below) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period as provided below) for all of the U.S. Treasury bills then having maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable noninterest-bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any Quarterly Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

                     "(4) Except as provided below in this paragraph, the "Ten
            Year Constant Maturity Rate" for each Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of March, June, September or December, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on this Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during the relevant Calendar Period as provided below) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recog- nized dealers in U.S. Government securities selected by the Corporation.

                     "(5) Except as provided below in this paragraph, the
            "Thirty Year Constant Maturity Rate" for each Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of March, June, September or December, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on this Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Thirty Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during the relevant Calendar Period as provided below) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the

            Corporation cannot determine the Thirty Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

                     "(6) The Treasury Bill Rate, the Ten Year Constant
            Maturity Rate and the Thirty Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percentage point.

                     "(7) The Effective Rate with respect to each Quarterly
            Dividend Period will be calculated as promptly as practicable by the Corporation according to the appropriate method described herein. The mathematical accuracy of each such calculation will be confirmed in writing by independent accountants of recognized standing. The Corporation will cause each Effective Rate to be published in a newspaper of general circulation in New York City prior to the commencement of the new Quarterly Dividend Period to which it applies and will cause notice of such Effective Rate to be enclosed with the dividend payment checks next mailed to the holders of shares of this Series.

                     "(8) For purposes of this Section (b), the term

                                      "(i) "Calendar Period" shall mean 14
                             calendar days;

                                      "(ii) "Special Securities" shall mean
                             securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount;

                                      "(iii) "Ten Year Average Yield" shall
                             mean the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and

                                      "(iv) "Thirty Year Average Yield" shall
                             mean the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of 30 years).

                     "(9) No full dividends shall be declared or paid or set
            apart for payment on the Preferred Stock of any series ranking, as to dividends, on a parity with or junior to this Series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on this Series for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of this Series and any other Preferred Stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other Preferred Stock ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of this Series and such other Preferred Stock bear to each other. Holders of shares of this Series shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on this Series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

                     "(10) So long as any shares of this Series are
            outstanding, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to this Series as to dividends and upon liquidation and other than as provided in paragraph (9) of this Section (b)) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock, the Class B Common Stock or upon any other stock ranking junior to or on a parity with this Series as to dividends or upon liquidation, nor shall any Common Stock, Class B Common Stock or any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of this Series shall have been paid for all past dividend payment periods.

                     "(11) Dividends payable on this Series for each full
            Quarterly Dividend Period (other than the Initial Dividend Period) shall be computed by annualizing the Effective Rate and dividing by four. Dividends payable on this Series for any period less than a full Quarterly Dividend Period, and for the Initial Dividend Period, shall be computed on the basis of a 360-day year of 30-day months and the actual number of days elapsed in the period for which payable.

            "(c)  Redemption

                     "(1) The shares of this Series shall be redeemable only as expressly provided in this Section (c). On and after May 1, 1992, the Corporation, at its option, may redeem shares of this Series, as a whole or in part, at any time or from time to time, at a redemption price of (i) in the case of any redemption on a redemption date occurring on or after May 1, 1992, and prior to May 1, 1997, $12.36 per share and (ii) in the case of any redemption on a redemption date occurring on or after May 1, 1997, $12 per share, plus, in each case, accrued and unpaid dividends thereon to the date fixed for redemption.

                     "(2) In the event that fewer than all the outstanding
            shares of this Series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method which may be determined by the Board of Directors in its sole discretion to be equitable.

                     "(3) In the event the Corporation shall redeem shares of
            this Series, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder"s address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the close of business on such redemption date.

                     "(4) Notice having been mailed as aforesaid, from and
            after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of this Series so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                     "(5) Any shares of this Series which shall at any time
            have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

                     "(6) Notwithstanding the foregoing provisions of this
            Section (c), if any dividends on this Series are in arrears, no shares of this Series shall be redeemed unless all outstanding shares of this Series are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of this Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of this Series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of this Series.

            "(d) Conversion or Exchange. The holders of shares of this Series shall not have any rights to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.

            "(e) Voting. The shares of this Series shall not have any voting powers either general or special, except that

                    "(1) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of this Series at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of this Series shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designation and Terms or any similar document relating to any series of Preferred Stock) so as to affect adversely the preferences, rights, powers or privileges of this Series;

                    "(2) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of this Series and all other series of Preferred Stock ranking on a parity with shares of this Series, either as to dividends or upon liquidation, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of this Series and such other series of Preferred Stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the creation, authorization or issue of any shares of any class of stock of the Corporation ranking prior to the shares of this Series as to dividends or upon liquidation, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issue of any obligation or security convertible into or evidencing the right to purchase any such prior shares;

                    "(3) Unless the vote or consent of the holders of
            a greater number of shares shall then be required by law, the consent of the holders of at least a majority of all of the shares of this Series and all other series of referred Stock ranking on a parity with this Series, either as to dividends or upon liquidation, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of this Series and such other series of Preferred Stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating either of the following:

                             "(a) any increase of the authorized
                     amount of the Preferred Stock, or the creation or authorization of any shares of any other class of stock of the Corporation ranking on a parity with the shares of this Series as to dividends or upon liquidation, or the reclassification of any authorized stock of the Corporation into any such parity shares, or the creation or authorization of any obligation or security convertible into or evidencing the right to purchase any such parity shares; or

                             "(b) the sale, lease or conveyance of all
                     or substantially all the property or business of the Corporation or the merger or consolidation of the Corporation into or with any other corporation; provided, however, that no such vote or consent of the holders of shares of this Series and such other series of Preferred Stock, voting as a class without regard to series, shall be required for the merger or consolidation of another corporation into or with the Corporation if none of the preferences, rights, powers or privileges of this Series or such other series of Preferred Stock or the holders thereof will be adversely affected thereby and there shall not be authorized or outstanding after such merger or consolidation any class of stock or other securities (except such stock or securities of the Corporation as may have been authorized or outstanding immediately preceding such merger or consolidation) ranking prior to the shares of this Series and such other series of Preferred Stock as to dividends or upon liquidation; and provided further, however, that there shall not be authorized or outstanding after such merger or consolidation more than 75,000,000 shares of Preferred Stock or any class of stock or other securities (except such stock or securities of the Corporation as may have been authorized or outstanding immediately preceding such merger or consolidation) ranking on a parity with the shares of this Series as to dividends or upon liquidation, in which case the vote specified by this paragraph
                     (3) shall be required;

                     "(4) If at the time of any annual meeting of
            stockholders for the election of directors a default in preference dividends on the Preferred Stock shall exist, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Preferred Stock of all series (whether or not the holders of such series of Preferred Stock would be entitled to vote for the election of directors if such default in preference dividends did not exist), shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of Common Stock and Class B Common Stock, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the
            Preferred Stock.   Each director elected by the holders of
            shares of Preferred Stock (herein called a "Preferred Director"), shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at a meeting of the stockholders, or of the holders of shares of Preferred Stock, called for the purpose. So long as a default in any preference dividends on the Preferred Stock shall exist, (A) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (B)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (B) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes hereof, a "default in preference dividends" on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued dividends upon any series of the

            Preferred Stock shall be equivalent to six full quarter-yearly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding quarterly dividend period.

            "(f) Liquidation Rights.

                     "(1) Upon the dissolution, liquidation or winding
            up of the Corporation, the holders of the shares of this Series shall be entitled to receive out of the assets of the Corporation, before any payment or distribution shall be made on the Common Stock, on the Class B Common Stock or on any other class of stock ranking junior to the Preferred Stock upon liquidation, the amount of $12 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

                     "(2) The sale, conveyance, exchange or transfer
            (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation shall be deemed a voluntary dissolution, liquidation or winding up of the Corporation for the purposes of this Section (f), but the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section
            (f).

                     "(3) After the payment to the holders of the
            shares of this Series of the full preferential amounts provided for in this Section (f), the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

                     "(4) In the event the assets of the Corporation
            available for distribution to the holders of shares of this Series upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involun- tary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (1) of this Section (f), no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

                     "(5) Upon the dissolution, liquidation or winding
            up of the Corporation, the holders of shares of this Series then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to paragraph (1) of this Section (f) before any payment shall be made to the holders of any class of capital stock of the Corporation ranking junior upon liquidation to this Series.

            "(g) For purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

                     "(1) prior to the shares of this Series, either as
             to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of this Series;

                     "(2) on a parity with shares of this Series,
             either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

                     "(3) junior to shares of this Series, either as to
             dividends or upon liquidation, if such class shall be Common Stock or Class B Common Stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes."

                                                                      Appendix C


                          CERTIFICATE OF DESIGNATIONS

                                       OF

                             10.96% PREFERRED STOCK

                                       OF

                          CHEMICAL BANKING CORPORATION


                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

     CHEMICAL BANKING CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolution was duly adopted by the Board of Directors of the Corporation at a meeting duly held and convened on July 14, 1991, at which a quorum was present and acting throughout:

          "RESOLVED, that pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), the Board of Directors hereby provides for the issuance of 4,000,000 shares of a series of Preferred Stock, $1 par value, of the Corporation ranking on a parity with the series of Preferred Stock designated as the Corporation's "Adjustable Rate Cumulative Preferred Stock", the Corporation's "Adjustable Rate Cumulative Preferred Stock, Series B", the Corporation's "Adjustable Rate Cumulative Preferred Stock, Series C", the Corporation's "10 3/4% Cumulative Preferred Stock", the Corporation's "Adjustable Rate Cumulative Preferred Stock, Series E", the Corporation's "Adjustable Rate Cumulative Preferred Stock, Series F," and the Corporation's "10% Convertible Preferred Stock", and the designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of all 4,000,000 shares of this series, in addition to those set forth in the Certificate of Incorporation of the Corporation are hereby fixed as follows:

                 "(a) Designation. The designation of this series shall be 10.96% Preferred Stock (hereinafter referred to as this "Series") and the number of shares constituting this Series shall be 4,000,000 shares. Shares of this Series shall have a stated value of $25 per share. The number of authorized shares of this Series may be reduced by further resolution duly adopted by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized (but not below the number of shares of this Series then outstanding), but the number of authorized shares of this Series shall not be increased.

                 "(b) Dividend Rights.

                 "(1) Dividends shall be payable on the shares of this Series for the Initial Dividend Period (as defined below) and each quarterly dividend period (a "Quarterly Dividend Period") thereafter (the Initial Dividend Period and each such subsequent Quarterly Dividend Period being hereinafter referred to as a "Dividend Period" and collectively referred to as "Dividend Periods"), which Quarterly Dividend Periods shall commence on March 31, June 30, September 30 and December 31 in each year, commencing with the first such date to occur after the effective time of the merger of the Corporation with Manufacturers Hanover Corporation (the "Effective Time"), and shall end on and include the day next preceding the first day of the next Quarterly Dividend Period, at a rate per annum of the stated value thereof equal to 10.96%. The Initial Dividend Period is the period commencing on the most recent date next preceding the Effective Time on which a dividend was paid on the 10.96% Preferred Stock of Manufacturers Hanover Corporation (or commencing on the date of the Effective Time if such date was such a dividend payment date) and shall end on and include the date next preceding the first day of the next Quarterly Dividend Period; provided, however, that in the event the Effective Time shall occur after the record date for the payment of a regular quarterly dividend on the 10.96% Preferred Stock of Manufacturers Hanover Corporation but prior to the payment date for such dividend, then the Initial Dividend Period shall be the first Quarterly Dividend Period as described in the preceding sentence. Dividends shall be cumulative from the date on which the Initial Dividend Period commences and shall be payable, when, as and if declared by the Board of Directors or by the Preferred Stock Committee of the Board of Directors, on March 31, June 30, September 30 and December 31 in each year, commencing with such date that next follows the end of the Initial Dividend Period. Each such dividend shall be paid to the holders of record of shares of this Series as they appear on the stock register of the Corporation on such record date, not exceeding 45 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation or by the Preferred Stock Committee of the Board of Directors. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation or by the Preferred Stock Committee of the Board of Directors.

                 "(2) Dividends payable on this Series for any period greater or less than a Quarterly Dividend Period, including the Initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on this Series for each Quarterly Dividend Period shall be computed by annualizing the Dividend Rate and dividing by four.

                 "(3) No full dividends shall be declared or paid or set apart for payment on the Preferred Stock or any series ranking, as to dividends, on a parity with or junior to this Series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on this Series for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of this Series and any other series of Preferred Stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other series of Preferred Stock ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of this Series and such other series of Preferred Stock bear to each other. Holders of shares of this Series shall not be entitled to any dividend, whether payable in cash, property or stocks, in excess of full cumulative dividends, as herein provided, on this Series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

                 "(4) So long as any shares of this Series are outstanding, no dividend (other than a dividend in Common Stock or Class B Common Stock of the Corporation (collectively, the "Common Stock") or in any other stock ranking junior to this Series as to dividends and upon liquidation and other than as provided in Section (3) of this Section
          (b)) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to or on a parity with this Series as to dividends or upon liquidation, nor shall any Common Stock or any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation unless, in each case, the full cumulative dividends on all outstanding shares of this Series shall have been paid for all past Dividend Periods.

                 "(c) Redemption.

                 "(1) Shares of this series are not redeemable prior to June 30, 2000. On or after such date, the Corporation may elect to redeem the shares of this Series, as a whole or in part, any time or from time to time at a redemption price of $25 per share, plus accrued and unpaid dividends thereon to the redemption date. In the event the Corporation shall elect to redeem shares of this Series, the Corporation shall give notice to the holders of record of shares of this Series being so redeemed, not less than 30 nor more than 60 days prior to such redemption, by first class mail, postage prepaid, at their addresses as shown on the stock registry books of the Corporation that said shares are being redeemed, provided that without limiting the obligation of the Corporation hereunder to give the notice provided in this Section (c)(1), the failure of the Corporation to give such notice shall not invalidate any corporate action by the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

                 "(2) In the event that fewer than all the outstanding shares of this Series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors or by any other method as may be determined by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors in its sole discretion to be equitable provided that such method satisfies any applicable requirements of any securities exchange on which this Series is listed.

                 "(3) Notice having been mailed as aforesaid, from and after the applicable redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price), dividends on the shares of this Series to be redeemed on such redemption date shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                 "(4) Any shares of this Series which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors.

                 "(5) Notwithstanding the foregoing provisions of this Section
          (c), if any dividends on this Series are in arrears, no shares of this Series shall be redeemed unless all outstanding shares of this Series are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of this Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of this Series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of this Series.

                 "(d) Conversion. The holders of shares of this Series shall not have any rights to convert such shares into shares of any other class or series of capital stock of the Corporation.

                 "(e) Voting Rights. The shares of this Series of Preferred Stock shall not have any voting powers either general or special, except that:

                 "(1) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66 2/3% of all of the shares of this Series at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for that purpose at which the holders of shares of this Series shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designations or any similar documents relating to any series of Preferred Stock) which would adversely affect the preferences, rights, powers or privileges of this Series;

                 "(2) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66 2/3% of all of the shares of this Series and all other series of Preferred Stock ranking on a parity with shares of this Series, either as to dividends or upon liquidation, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for that purpose at which the holders of shares of this Series and such other series of Preferred Stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the creation, authorization or issue of any shares of any class of stock of the Corporation ranking prior to the shares of this Series as to dividends or upon liquidation, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issue of any obligation or security convertible into or evidencing the right to purchase any such prior shares;

                 "(3) If at the time of any annual meeting of stockholders for the election of directors a default in preference dividends on the Preferred Stock shall exist, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Preferred Stock of all series shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of Common Stock, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Preferred Stock. Each director elected by the holders of shares of Preferred Stock (herein called a "Preferred Director"), shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist.
          Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at a meeting of the stockholders, or of the holders of shares of Preferred Stock, called for that purpose. So long as a default in any preference dividends on the Preferred Stock shall exist, (A) any vacancy in the office of Preferred Director may be filled (except as provided in the following clause (B)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation, and (B) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock, voting together as a single class without regard to the series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes hereof, a "default in preference dividends" on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued dividends upon any series of the Preferred Stock shall be equivalent to six full quarter-yearly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding Dividend Period.

                 "(f) Liquidation Rights.

                 "(1) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of the shares of this Series shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common

          Stock or on any other class of stock ranking junior to this Series upon liquidation, a liquidation preference in the amount of $25 per share of this Series, plus accrued and unpaid dividends thereon.

                 "(2) After the payment to the holders of the shares of this Series of the full amount of the liquidating distribution to which they are entitled under this Section (f), the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

                 "(3) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the amounts payable with respect to the liquidation preference of the shares of this Series and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the shares of this Series are not paid in full, the holders of the shares of this Series and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective liquidation preference to which they are entitled.

                 "(4) Neither the sale of all or substantially all of the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section (f).

                 "(5) Upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of this Series then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to Section (1) of this Section (f) before any payment shall be made to the holders of any class of capital stock of the Corporation ranking junior to this Series upon liquidation.

                 "(g) Ranking. For purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

                 "(1) prior to the shares of this Series, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of this Series; and

                 "(2) on a parity with shares of this Series, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provision, if any, be different from those of this Series, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

                 "(3) junior to shares of this Series, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes."

                                                                      Appendix D


                          CERTIFICATE OF DESIGNATIONS

                                       OF

                        10% CONVERTIBLE PREFERRED STOCK

                                       OF

                          CHEMICAL BANKING CORPORATION


                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


     CHEMICAL BANKING CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation") HEREBY CERTIFIES that the following resolution was duly adopted by the Board of Directors of the Corporation at a meeting duly held and convened on July 14, 1991, at which a quorum was present and acting throughout:

          "RESOLVED, that pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), the Board of Directors hereby provides for the issuance of 4,000,000 shares of a series of Preferred Stock, $1 par value, of the Corporation ranking on a parity with the series of Preferred Stock designated as the Corporation's "Adjustable Rate Cumulative Preferred Stock", the Corporation's "Adjustable Rate Cumulative Preferred Stock, Series B", the Corporation's "Adjustable Rate Cumulative Preferred Stock, Series C", the Corporation's "10 3/4% Cumulative Preferred Stock", the Corporation's "10.96% Preferred Stock", and the Corporation's "Adjustable Rate Cumulative Preferred Stock, Series E", and the Corporation's "Adjustable Rate Cumulative Preferred Stock, Series F", and the designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of all 4,000,000 shares of this series, in addition to those set forth in the Certificate of Incorporation of the Corporation, are hereby fixed as follows:

                 "(1) Designation. The designation of this series shall be 10% Convertible Preferred Stock (hereinafter referred to as this "Series") and the number of shares constituting this Series shall be 4,000,000 shares. Shares of this Series shall have a stated value of $50 per share. The number of authorized shares of this

          Series may be reduced by further resolution duly adopted by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized (but not below the number of shares of this Series then outstanding), but the number of authorized shares of this Series shall not be increased.

                 "(2) Dividend Rights.

                 "(a) Dividends shall be payable on the shares of this Series for the Initial Dividend Period (as defined below) and each quarterly dividend period (a "Quarterly Dividend Period") thereafter (the Initial Dividend Period and each such subsequent Quarterly Dividend Period being hereinafter referred to as a "Dividend Period" and collectively referred to as "Dividend Periods"), which Quarterly Dividend Periods shall commence on February 1, May 1, August 1 and November 1 in each year, commencing with the first such date to occur after the effective time of the merger of the Corporation with Manufacturers Hanover Corporation (the "Effective Time"), and shall end on and include the day next preceding the first day of the next Quarterly Dividend Period, at a rate per annum of the stated value thereof equal to 10%. The Initial Dividend Period is the period commencing on the most recent date next preceding the Effective Time on which a dividend was paid on the 10% Convertible Preferred Stock of Manufacturers Hanover Corporation (or commencing on the date of the Effective Time if such date was such a dividend payment date) and shall end on and include the date next preceding the first day of the next Quarterly Dividend Period; provided, however, that in the event the Effective Time shall occur after the record date for the payment of a regular quarterly dividend on the 10% Convertible Preferred Stock of Manufacturers Hanover Corporation but prior to the payment date for such dividend, then the Initial Dividend Period shall be the first Quarterly Dividend Period as described in the preceding sentence. Dividends shall be cumulative from the date on which the Initial Dividend Period commences and shall be payable, when, as and if declared by the Board of Directors or by the Preferred Stock Committee of the Board of Directors, on February 1, May 1, August 1 and November 1 in each year, commencing with such date that next follows the end of the Initial Dividend Period. Each such dividend shall be paid to the holders of record of shares of this Series as they appear on the stock register of the Corporation on such record date, not exceeding 45 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation or by the Preferred Stock Committee of the Board of Directors. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation or by the Preferred Stock Committee of the Board of Directors.

                 "(b) Dividends payable on this Series for any period greater or less than a Quarterly Dividend Period, including the Initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on this Series for each Quarterly Dividend Period shall be computed by annualizing the Dividend Rate and dividing by four.

                 "(c) No full dividends shall be declared or paid or set apart for payment on the Preferred Stock of any series ranking, as to dividends, on a parity with or junior to this Series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on this Series for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid upon the shares of this Series and any other series of Preferred Stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other series of Preferred Stock ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of this Series and such other series of Preferred Stock bear to each other. Holders of shares of this Series shall not be entitled to any dividend, whether payable in cash, property or stocks, in excess of full cumulative dividends, as herein provided, on this Series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

                 "(d) So long as any shares of this Series are outstanding, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to this Series as to dividends and upon liquidation and other than as provided in paragraph (c) of this Section (2)) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to or on a parity with this Series as to dividends or upon liquidation, nor shall any Common Stock or any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of this Series shall have been paid or declared and set aside for payment for all past Dividend Periods.

                 "(3)  Redemption.

                 "(a) The shares of this Series are not redeemable prior to May 1, 1995. At any time on or after such date, the shares of this Series are redeemable, in whole or in part, at the option of the Corporation, during the twelve-month periods commencing on May 1 of the years indicated below at the following redemption prices per share of this Series, plus accrued and unpaid dividends thereon to the date fixed for redemption.

        Year           Redemption Price       Year         Redemption Price
        ----           ----------------       ----         ----------------
        1995             $53.00               1998           $51.50
        1996              52.50               1999            51.00
        1997              52.00               2000            50.50
                                              2001 and        50.00
                                              thereafter

                       "(b) In the event the Corporation shall elect to redeem
            shares of this Series, the Corporation shall give notice to the holders of record of shares of this Series being so redeemed, not less than 30 nor more then 60 days prior to such redemption, by first class mail, postage prepaid, at their addresses as shown on the stock registry books of the Corporation that said shares are being redeemed, provided that without limiting the obligation of the Corporation hereunder to give the notice provided in this
            Section 3(b), the failure of the Corporation to give such notice shall not invalidate any corporate action by the Corporation. Each such notice shall state: (1) the redemption date; (ii) the number of shares of this Series to be redeemed and, if fewer than all the shares held by such holders are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date and (vi) that such holder has the right to convert such shares into a number of shares of Common Stock prior to the close of business on such redemption date.

                       "(c) In the event that fewer than all the outstanding
            shares of this Series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors or by any other method as may be determined by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors in its sole discretion to be equitable provided that such method satisfies any applicable requirements or any securities exchange on which this Series is listed.

                       "(d) Notice having been mailed as aforesaid, from and
            after the applicable redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price), dividends on the shares of this Series to be redeemed on such redemption date shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease; provided that, notwithstanding the foregoing, if notice of redemption has been given pursuant to this Section 3 and any holder of shares of this Series shall, prior to the close of business on the redemption date, surrender for conversion any or all of the shares to be redeemed held by such holder in accordance with Section 4, then the conversion of such shares to be redeemed shall become effective as provided in Section 4. Upon surrender of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                       "(e) Any shares of this Series which shall at any time
            have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors.

                       "(f) Notwithstanding the foregoing provisions of this
            Section 3, if any dividends on this Series are in arrears, no shares of this Series shall be redeemed unless all outstanding shares of this Series are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of this Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of this Series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of this Series.

                       "(4) Conversion.

                       "(a) Subject to and upon compliance with the provisions
            of this Section 4, each holder of shares of this Series shall have the right, at such holder's option, at any time 40 days after the date of issuance of shares of this Series, to convert any or all of the shares of this Series held by such holder into the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion, for the purpose of determining the amount of any cash payments provided for under paragraph (c) of this Section 4, to the nearest .01 of a share of Common Stock as the case may be, with one-half cent and .005 of a share, respectively, being rounded upward), obtained by dividing the stated value of a share of this Series by the Conversion Price (as defined below) and multiplying such resulting number by the number of shares of this Series to be converted, and by surrender of such shares of this Series so to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section 4; provided, however, that the right to convert shares called for redemption pursuant to
            Section 3 hereof shall terminate at the close of business on the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption.

            The term "Applicable Price" means (i) in the event of a Fundamental Change (as defined below) in which the holders of the Common Stock receive only cash, the amount of cash received by a holder of one share of Common Stock and (ii) in the event of any other Fundamental Change, the average of the reported last sales price for one share of the Common Stock (determined as set forth in subparagraph (d)(v) of this Section 4) during the ten Trading Days (as defined in subparagraph (d)(v) of this Section 4) prior to the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change, or if there is no such record date, prior to the date upon which the holders of Common Stock shall have the right to receive such cash, securities, property or other assets.

            The term "Common Stock" shall mean the Common Stock, par value $1.00, and the Class B Common Stock, without par value, of the Corporation as the same exists at the date of this Certificate of Designations or as such stock may be constituted from time to time.

            The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% (by value as determined in good faith by the Board of Directors of the Corporation) of the consideration received by holders of Common Stock consists of common stock that for the ten Trading Days (as defined in subparagraph (d)(v) of this Section 4) prior to such Fundamental Change, has been admitted for listing on a national securities exchange or quoted on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System.

            The term "Conversion Price" shall mean $26.20, as adjusted in accordance with the provisions of this Section 4.

            The term "Fundamental Change" means the occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or shall constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise). In the case of a plan involving more than one such transaction or event, for purposes of adjustment of the Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all the Common Stock shall have been exchanged for, converted into, or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets, but the adjustment shall be based upon the consideration that the holders of Common Stock received in the transaction or event as a result of which more than 50% of the Common Stock shall have been exchanged for, converted into, or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets.

            The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

            The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the reported last sales price for one share of the common stock received by holders of Common Stock in such Common Stock Fundamental

            Change (determined as set forth in subparagraph (d)(v) of this Section 4 as if such subparagraph were applicable to such common stock) during the ten Trading Days (as defined in subparagraph
            (d)(v) of this paragraph 4) prior to the record date for the determination of the holders of Common Stock entitled to receive such common stock or, if there is no such record date, prior to the date upon which the holders of Common Stock shall have the right to receive such common stock.

            The term "Reference Market Price" shall initially mean $14.85, and, in the event of any adjustment to the Conversion Price pursuant to subparagraphs (d)(i),(d)(ii), (d)(iii) or (d) (iv) or paragraph (h) of this Section 4, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of $14.85 to the Conversion Price set forth in this Certificate of Designations (without regard to any adjustment thereto).

                       "(b) In order to exercise the conversion privilege, the
            holder of each share of this Series to be converted shall surrender the certificate representing such share at the office of any transfer agent for the Common Stock and shall give written notice to the Corporation at said office that such holder elects to convert the same, specifying the name or names and denominations in which such holder wishes the certificate or certificates for the Common Stock to be issued (which notice may be in the form of a notice of election to convert which may be printed on the reverse of the certificates for the shares of this Series). Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of this Series is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or his duly authorized attorney, and by an amount sufficient to pay any transfer or similar tax.

            The holders of shares of this Series at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares (except that holders of shares called for redemption on a redemption date between such record date and the dividend payment date shall not be entitled to receive such dividend on such dividend payment date) on the corresponding dividend payment date notwithstanding the conversion thereof or the Corporation's default in payment of the dividend due on such dividend payment date. However, shares of this Series surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding dividend payment date (except shares called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of shares of this Series on a dividend payment record date who (or whose transferee) tenders any of such shares for conversion into shares of Common Stock on a dividend payment date will receive the dividend payable by the Corporation on such shares of this Series on such date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of this Series for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

            As promptly as practicable after the surrender of the certificates for shares of this Series as aforesaid, the Corporation shall issue and shall deliver at the office of any transfer agent for the Common Stock to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section 4, together with a certificate or certificates representing any shares of this Series which are not to be converted but which shall have constituted part of the shares of this Series represented by the certificate or certificates so surrendered, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in subparagraph (c) of this Section 4.

            Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of this Series shall have been surrendered and such notice (and, if applicable, payment of an amount equal to the dividend payable on such shares) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on such date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice (and, if applicable, payment) received by the Corporation. All shares of Common Stock delivered upon conversion of the shares of this Series will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

                       "(c) No fractional shares or scrip representing
            fractions of shares of Common Stock shall be issued upon conversion of shares of this Series. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of this Series, the Corporation shall pay to the holder of such share of this Series an amount in cash (computed to the nearest cent, with one-half cent being rounded upward) equal to the reported last sales price (as defined in subparagraph
            (d)(v)of this Section 4) of the Common Stock on the Trading Day (as defined in subparagraph (d)(v) of this Section 4) next preceding the day of conversion multiplied by the fraction of a share of Common Stock represented by such fractional interest. If more than one share of this Series shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate stated value of the shares of this Series so surrendered.

                       "(d) The Conversion Price shall be adjusted from time to
            time as follows:

                       "(i) In case the Corporation shall (x) pay a dividend or
            make a distribution on the Common Stock in shares of Common Stock,
            (y) subdivide the outstanding Common Stock into a greater number of shares or (z) combine the outstanding Common Stock into a smaller number of shares, the Conversion Price shall be adjusted so that the holder of any share of this Series thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Corporation which he would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the record date in the case of a dividend or the effective date in the case of a subdivision or combination. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the record date in the case of a dividend, except as provided in subparagraph (viii) below, and shall become effective immediately after the effective date in the case of a subdivision or combination. No adjustment in the Conversion Price shall be made if, at the same time as the Corporation shall issue shares of Common Stock as a dividend or distribution on the outstanding shares of Common Stock which would otherwise call for an adjustment in the Conversion Price, the Corporation shall issue shares of Common Stock as a dividend or distribution on the outstanding shares of this Series equivalent to the number of shares distributable on the shares of Common Stock into which this Series is then convertible.

                       "(ii) In case the Corporation shall issue rights or
            warrants to all holders of shares of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock (as defined for purposes of this subparagraph
            (ii) in subparagraph (v) below), at the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect after such record date shall be determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the record date for issuance of such rights or warrants plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at such current market price, and the denominator of which shall be the number of shares of Common Stock outstanding on the record date for issuance of such rights or warrants plus the number of additional shares of Common Stock receivable upon exercise of such rights or warrants. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately, except as provided in subparagraph (viii) below, after such record date. In determining whether any rights or warrants entitled the holders of the shares of this Series to subscribe for or purchase shares of Common Stock at less than such current market price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights or warrants plus the exercise price thereof, the value of such consideration or exercise price, as the case may be, if other than cash, to be determined by the Board.

                       "(iii) In case the Corporation shall distribute to all
            holders of Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Corporation or dividends payable in Common Stock) or rights or warrants to subscribe for or purchase any of its securities (excluding those rights or warrants referred to in subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then, in each such case, unless the Corporation elects to reserve such Securities for distribution to the holders of the shares of this Series upon the conversion of the shares of this Series so that any such holder converting shares of this Series will receive upon such conversion, in addition to the shares of the Common Stock to which such holder is entitled, the amount and kind of such securities which such holder would have received if such holder had, immediately prior to the record date for the distribution of the Securities, converted its shares of this Series into Common Stock, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction, the numerator of which shall be the current market price per share (as defined for purposes of this subparagraph (iii) in subparagraph (v) below) of the Common Stock on the record date mentioned above less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) or the portion of the Securities so distributed applicable to one share of Common Stock, and the denominator of which shall be the current market price per share (as defined in subparagraph (v) below) of the Common Stock; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the current market price per share (as defined in subparagraph (v) below) of the Common Stock on the record date mentioned above, in lieu of the forgoing adjustment, adequate provision shall be made so that each holder of shares of this Series shall have the right to receive the amount and kind of Securities such holder would have received had he converted each such share of this Series immediately prior to the record date for the distribution of the Securities. Such adjustment shall become effective immediately, except as provided in subparagraph (viii) below, after the record date for the determination of shareholders entitled to receive such distribution.

                       "(iv) If, pursuant to subparagraph (ii) or (iii) above,
            the number of shares of Common Stock into which a share of this Series is convertible shall have been adjusted because the Corporation has declared a dividend, or made a distribution, on the outstanding shares of Common Stock in the form of any right or warrant to purchase securities of the Corporation, or the Corporation has issued any such right or warrant, then, upon the expiration of any such unexercised right or unexercised warrant, the Conversion Price shall forthwith be adjusted to equal the Conversion Price that would have applied had such right or warrant never been declared, distributed or issued.

                       "(v) For the purpose of any computation under
            subparagraph (ii) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the reported last sales prices for the thirty consecutive Trading Days (as defined below) commencing forty-five Trading Days before the date in question. For the purpose of any computation under subparagraph (iii) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the reported last sales prices for the ten consecutive Trading Days before the date in question. The reported last sales price for each day (whether for purposes of subparagraph
            (ii) or subparagraph (iii)) shall be the reported last sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange at such time, on the principal national securities exchange on which the Common Stock is listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Common Stock on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such date as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board of Directors of the Corporation or a committee thereof or, if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board of Directors of the Corporation or a committee thereof. As used herein, the Term "Trading Day" with respect to Common Stock means (x) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the Common Stock is quoted on the National Market System of the NASDAQ, a day on which trades may be made on such National Market System or (z) otherwise, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                       "(vi) No adjustment in the Conversion Price shall be
            required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subparagraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent or to the nearest .01 of a share, as the case may be, with one-half cent and .005 of a share, respectively, being rounded upward. Anything in this paragraph (d) to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable.

                       "(vii) Whenever the Conversion Price is adjusted as
            herein provided, the Corporation shall file with the transfer agent a certificate, signed by the Treasurer, chief financial officer, principal accounting officer or Controller of the Corporation, setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment; provided, however, that the failure of the Corporation to file such officers' certificate shall not invalidate any corporate action by the Corporation.

                       "(viii) In any case in which this paragraph (d) provides
            that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (y) issuing to the holder of any share of this Series converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (z) paying to such holder any amount of cash in lieu of any fractional share of Common Stock pursuant to paragraph (c) of this Section 4.

                       "(e) Whenever the Conversion Price is adjusted as
            provided in paragraph (d), the Corporation shall cause to be mailed to each holder of shares of this Series at its then registered address by first-class mail, postage prepaid, a notice of such adjustment of the Conversion Price setting forth such adjusted Conversion Price and the effective date of such adjusted Conversion Price; provided, however, that the failure of the Corporation to give such notice shall not invalidate any corporate action by the Corporation.

                       "(f) The Corporation covenants that it will at all times
            reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of shares of this Series, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of this Series not theretofore converted. For purposes of this paragraph (f), the number of shares of Common Stock which shall be deliverable upon conversion of all outstanding shares of this Series shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                       "(g) The Corporation will pay any and all documentary
            stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of shares of this Series pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of shares of this Series to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                       "(h) Notwithstanding any other provision herein to the
            contrary, if any of the following events occurs, namely (w) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (x) any consolidation, merger or combination of the Corporation with or into another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, (y) any sale or conveyance of the properties and assets of the Corporation as, or substantially as, an entirety to any other entity as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (z) any Fundamental Change (including any event referred to in the foregoing clauses (w), (x) or (y) that constitutes a Fundamental Change), then appropriate provision shall be made so that the holder of each share of this Series then outstanding shall have the right to convert such share into the kind and amount of the shares of stock and securities or other property or assets (including cash) that would have been receivable upon such reclassification, change, consolidation, merger, combination, sale, conveyance or Fundamental Change by a holder of the number of shares of Common Stock issuable upon conversion of such share of this Series immediately prior to such reclassification, change, consolidation, merger, combination, sale, conveyance or Fundamental Change; provided, however, that, if the event referred to in clauses (w) through (z) above constitutes a Non-Stock Fundamental Change, each holder of shares of this Series shall be entitled, upon conversion thereof, to receive such amount of shares of stock and securities or other property or assets (including cash) as is determined by the number of shares of Common Stock receivable upon conversion at the Conversion Price as adjusted in accordance with subparagraph (i) of this paragraph (h); and provided, further, that, if the event referred to in clauses (w) through (z) above constitutes a Common Stock Fundamental Change, the foregoing provisions of this paragraph (h) shall not apply, but each holder of shares of this Series shall be entitled, upon conversion thereof at any time following such Common Stock Fundamental Change, to receive such number of shares of common stock of the successor or acquiring entity as is determined by use of the Conversion Price as adjusted in accordance with subparagraph (ii) of this paragraph (h). The adjustments described in this paragraph (h) shall be subject to further adjustments as appropriate that shall be as nearly equivalent as may be practicable to the relevant adjustment provided for in this paragraph (h). If, in the case of any such consolidation, merger, combination, sale, conveyance or Fundamental Change, the stock or other securities and property receivable thereupon by a holder of shares of Common Stock includes shares of stock, securities or other property or assets (including cash) of an entity other than the successor or acquiring entity, as the case may be, in such consolidation, merger, combination, sale, conveyance or Fundamental Change, then the Corporation shall enter into an agreement with such other entity for the benefit of the holders of this Series that shall contain such provisions to protect the interests of such holders as the Board of Directors of the Corporation shall reasonably consider necessary by reason of the foregoing.

            For purposes of calculating any adjustment to be made in connection with the occurrence of a Fundamental Change:

                               "(i) in the case of a Non-Stock Fundamental
                       Change, the Conversion Price shall be deemed to be the lower of (1) the Conversion Price in effect immediately prior to such Non-Stock Fundamental Change and (2) the product of (a) the greater of the Applicable Price and the Reference Market Price and (b) a fraction, the numerator of which is $50.00 and the denominator of which is the amount at which one share of this Series would be redeemed by the Corporation if the redemption date were the date of such Non-Stock Fundamental Change (such denominator being the sum of (y) the amount set forth in the table in Section 3 hereof or, at any time prior to May 1, 1992, $55.00, or for the 12-month periods commencing May 1, 1992, May 1, 1993 and May 1, 1994, the amount of $54.50, $54.00 and $53.50, respectively, and (z) any accrued and unpaid dividends on this Series); provided, however, that if there were accrued and unpaid dividends with respect to this Series at the time of such Non-Stock Fundamental

                       Change ("Passed Dividends"), and if , thereafter, all (or any portion) of such Passed Dividends are paid by the Corporation, then the Conversion Price to be used in determining the amount of consideration to which a holder of shares of this Series who has not converted his shares of this Series shall be entitled upon conversion thereof shall be deemed to be the conversion price that would have been used in making such determination if all (or such portion) of such Passed Dividends had not been accrued and unpaid at such time; and

                              "(ii) in the case of a Common Stock Fundamental
                       Change, the Conversion Price of the shares of this Series immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change multiplied by a fraction, the numerator of which is the Purchaser Stock Price and the denominator of which is the Applicable Price.

                       "(i) Upon any conversion of shares of this Series, the
            shares of this Series so converted shall have the status of authorized and unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors.

                       "(5) Voting Rights. The shares of this Series of
            Preferred Stock shall not have any voting powers either general or special, except that:

                       "(a) Unless the vote or consent of the holders of a
            greater number of shares shall then be required by law, the consent of the holders of at least 66 2/3% of all of the shares of this Series at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for that purpose at which the holders of shares of this Series shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designations or any similar document relating to any series of Preferred Stock) which would adversely affect the preferences, rights, powers or privileges of this Series;

                       "(b) Unless the vote or consent of the holders of a
            greater number of shares shall then be required by law, the consent of the holders of at least 66 2/3% of all of the shares of this Series and all other series of Preferred Stock ranking on a parity with shares of this Series, either as to dividends or upon liquidation, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for that purpose at which the holders of shares of this Series and such other series of Preferred Stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the creation, authorization or issue of any shares of any class of stock of the Corporation ranking prior to the shares of this Series as to dividends or upon liquidation, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issue of any obligation or security convertible into or evidencing the right to purchase any such prior shares;

                       "(c) If at the time of any annual meeting of
            stockholders for the election of directors a default in preference dividends on the Preferred Stock shall exist, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Preferred Stock of all series shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of Common Stock, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Preferred Stock. Each director elected by the holders of shares of Preferred Stock (herein called a "Preferred Director") shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at a meeting of the stockholders, or of the holders of shares of Preferred Stock, called for that purpose. So long as a default in any preference dividends on the Preferred Stock shall exist, (A) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (B)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation, and (B) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock, voting together as a single class without regard to the series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes hereof, a "default in Preference dividends" on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued dividends upon any series of the Preferred Stock shall be equivalent to six full quarter-yearly dividends or more, and having so occurred such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding Dividend Period.

                       "(6) Liquidation Rights.

                       "(a) Upon the voluntary or involuntary dissolution,
            liquidation or winding up of the Corporation, the holders of the shares of this Series shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to this Series upon liquidation, a stated value in the amount of $50 per share of this Series, plus accrued and unpaid dividends thereon.

                       "(b) After the payment to the holders of shares of this
            Series of the full amount of the liquidating distribution to which they are entitled under this Section 6, the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

                       "(c) If, upon any voluntary or involuntary dissolution,
            liquidation, or winding up of the Corporation, the amounts payable with respect to the stated value of the shares of this Series and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the shares of this Series are not paid in full, the holders of the shares of this Series and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective stated values to which they are entitled.

                       "(d) Neither the sale of all or substantially all of the
            property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 6.

                       "(e) Upon the dissolution, liquidation or winding up of
            the Corporation, the holders of shares of this Series then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 6 before any payment shall be made to the holders of any class of capital stock of the Corporation ranking junior to this Series upon liquidation.

                       "(7) Ranking. For purposes of this resolution, any stock
            of any class or classes of the Corporation shall be deemed to rank:

                       "(a) prior to the shares of this Series, either as to
            dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of this Series; and

                       "(b) on a parity with shares of this Series, either as
            to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provision, if any, be different from those of this Series, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

                       "(c) junior to shares of this Series, either as to
            dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

                       "(8) Transfer Restrictions. The shares of this Series
            have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Accordingly, in connection with any resale or other transfer of shares of this Series prior to May 9, 1994, a holder of shares of this Series will be required to furnish to the transfer agent certifications, legal opinions and/or other information to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The certificates evidencing the shares of this Series shall, during the period referred to in the immediately preceding sentence, contain a legend and other notations to the effect of the two preceding sentences with such additions, changes or modifications as the Corporation and the transfer agent shall, in their sole discretion, deem necessary or appropriate."

                                                                      Appendix E


                          CERTIFICATE OF DESIGNATIONS

                                       OF

                             8-3/8% PREFERRED STOCK

                                       OF

                          CHEMICAL BANKING CORPORATION


                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


     CHEMICAL BANKING CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolutions were duly adopted by the Board of Directors of the Corporation on March 17, 1992 and by the Preferred Stock Committee of the Board of Directors on May 20, 1992, respectively, pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation which authorize the issuance of up to 200,000,000 shares of preferred stock, $1 par value (the "Preferred Stock"), and pursuant to authority conferred upon the Preferred Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by the By-Laws of the Corporation and by the resolutions of the Board of Directors adopted at a meeting duly convened and held on March 17, 1992:

     1. The Board of Directors on March 17, 1992 adopted the following resolutions authorizing a Preferred Stock Committee of the Board of Directors to act on behalf of the Board of Directors in connection with the issuance of the Preferred Stock:

          "RESOLVED that the Board of Directors of Chemical Banking Corporation (the "Board of Directors") deems it advisable and in the best interests of Chemical Banking Corporation (the "Corporation") to provide for the issuance and sale by the Corporation from time to time of shares of preferred stock ($1 par value), in one or more series, having an aggregate liquidation preference over the Corporation's common stock, $1 par value (the "Common Stock"), not in excess of $800,000, 000, with such voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as are set forth in, or are determined in accordance with, these resolutions (the "Preferred Shares");

          "RESOLVED that the Board of Directors deems it in the best interests of the Corporation to delegate to the Preferred Stock Committee those powers and duties set forth below;

          "RESOLVED that the Preferred Stock Committee may, without the further action of the Board of Directors, from time to time authorize the issuance and sale from time to time of one or more series of Preferred Shares for cash or other property, as shall be determined by the Preferred Stock Committee, subject to the limitations above, and any such Preferred Shares may be sold through agents, through underwriters, through dealers and directly to purchasers, in one or more offerings registered under the Securities Act of 1933 (the "Act") or in transactions not required to be registered under the Act, all as shall be determined by the Preferred Stock Committee; and any such issuance and sale of Preferred Shares, including the issuance from time to time of any warrants for such Preferred Shares, common or preferred stock of the Corporation into which any series of Preferred Shares may be convertible or exchangeable and the issuance and sale from time to time of Depositary Shares (as hereinafter defined; it being intended that, unless the context shall otherwise require, when used in these resolutions the term "Preferred Shares" shall also include any warrants or Depositary Shares related thereto) related to the Preferred Shares, be and hereby is authorized and approved;

          "RESOLVED that the Preferred Stock Committee be and hereby is authorized and empowered to act on behalf and in the stead of the Board of Directors in connection with the issuance of one or more series of the Preferred Shares and any common or preferred stock into which such Preferred Shares may be convertible or exchangeable and, in connection therewith, is hereby authorized, to the fullest extent permitted by the Delaware General Corporation Law as it now exists or is hereafter amended, to determine the price at which the Preferred Shares of each such series will be sold by the Corporation, to declare dividends payable on the Preferred Shares, to reserve for issuance on the books of the Corporation or otherwise a sufficient number of shares of any common or preferred stock of the Corporation into which any series of the Preferred Shares may be convertible or exchangeable and to determine the designation, preferences and privileges, the relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof;

          "RESOLVED that, without limiting the generality of the preceding resolution, the Preferred Stock Committee is hereby expressly authorized:

                 "(i) to determine whether the Preferred Shares will be issued in one or more series and the number of shares of any such series;

                 "(ii) to fix the dividend rate or rates of such shares and/or the methods of determining dividends and the dates on which dividends shall be payable;

                 "(iii) to determine whether dividends of any series of Preferred Shares shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

                 "(iv) to determine the conversion or exchange provisions, if any, of the shares of any series of the Preferred Shares, including without limitation, the class and series of capital stock of the Corporation into which such shares shall be convertible or exchangeable;

                 "(v) to determine whether the Corporation shall elect to offer
          (a) warrants for such Preferred Shares ("Warrants") or (b) depositary shares evidenced by depositary receipts, each representing a fraction (to be determined by the Preferred Stock Committee) of a share of a particular series of the Preferred Shares ("Depositary Shares"), which Preferred Shares will be issued and deposited with a depositary, in each case, in lieu of offering full shares of such series of the Preferred Shares;

                 "(vi) to fix the liquidation preference of the shares of any series of the Preferred Shares, subject to the limitation that the aggregate liquidation preference of all the Preferred Shares issued shall not exceed $800,000,000;

                 "(vii) to determine whether the shares of any series of the Preferred Shares shall be subject to redemption, optional or mandatory or pursuant to a sinking fund, and, if such series shall be subject to redemption, the redemption provisions of such series; and

                 "(viii) to fix or determine any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions thereof;

          "RESOLVED that the Preferred Stock Committee be and hereby is authorized and empowered to authorize, approve and take such other action as is deemed advisable in connection with the issuance of one or more series of the Preferred Shares, including, without limitation, the following:

                 "(i) selecting the underwriters, dealers and agents, if any, to or through which the Preferred Shares will be sold and offered;

                 "(ii) approving the form and substance, and the execution and delivery, of any underwriting agreement, agency agreement, placement agreement or other agreement to be entered into by the Corporation in connection with the issuance and sale of the Preferred Shares, including, without limitation, setting the amount of any underwriting discounts and other items constituting underwriters' compensation and any discounts and commissions allowed or paid to dealers or agents;

                 "(iii) selecting the bank or trust company which will act as depositary if Depositary Shares are offered and approving the form and substance, and the execution and delivery, of any deposit agreement to be entered into by the Corporation with such depositary; and

                 "(iv) appointing a registrar and transfer agent for the registration, transfer and exchange of the Preferred Shares and appointing a dividend disbursing agent for the Preferred Shares;

          "RESOLVED that for each series of Preferred Shares a certificate shall be prepared and filed on behalf of the Corporation with the Secretary of State of the State of Delaware pursuant to Section 151 of the General Corporation Law of the State of Delaware (a "Certificate of Designations"); that each such Certificate of Designations be in such form as is approved by action of the Board of Directors or the Preferred Stock Committee; and that the proper officers of the Corporation be and hereby are authorized to execute and file each such Certificate of Designations pursuant to the General Corporation Law of the State of Delaware;"

          2. The Board of Directors on March 17, 1992 adopted the following resolution fixing the voting rights of the Preferred Stock authorized by the preceding resolutions:

          "RESOLVED that the Certificate of Designations for each series of the Preferred Shares shall provide that the shares of such series shall not have any voting powers either general or special, except that:

                 "(i) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of any series at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of such series shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designations or any similar document relating to any series of Preferred Stock) so as to affect adversely the preferences, rights, powers or privileges of such series;

                 "(ii) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of any such series and all other series of Preferred Stock ranking on a parity with shares of such series, either as to dividends or upon liquidation, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of such series and such other series of Preferred Stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the creation, authorization or issue of any shares of any class of stock of the Corporation ranking prior to the shares of such series as to dividends or upon liquidation, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issue of any obligation or security convertible into or evidencing the right to purchase any such prior shares; and

                 "(iii) If at the time of any annual meeting of the Corporation's stockholders for the election of directors there is a default in preference dividends on the Preferred Stock, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Preferred Stock of all series (whether or not the holders of such series of Preferred Stock would be entitled to vote for the election of directors if such default in preference dividends did not exist), shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of Common Stock and Class B Common Stock, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Preferred Stock. Each director elected by the holders of shares of Preferred Stock (a "Preferred Director"), shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at a meeting of the Corporation's stockholders, or of the holders of shares of Preferred Stock, called for the purpose. So long as a default in any preference dividends on the Preferred Stock shall exist, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes hereof, a "default in preference dividends" on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued dividends upon any series of the Preferred Stock shall be equivalent to six full quarter-yearly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding dividend period."

          3. The Preferred Stock Committee of the Board of Directors on May 20, 1992, pursuant to the authority conferred upon the Preferred Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by Section 3.03 of the By-Laws of the Corporation and by the resolutions of the Board of Directors set forth above, adopted the following resolution:

          "RESOLVED that the issue of up to 14,000,000 shares of 8-3/8% Preferred Stock, $1 par value, of the Corporation ranking on a parity with the series of Preferred Stock of the Corporation designated as the Corporation's "Adjustable Rate Cumulative Preferred Stock", the Corporation's "Adjustable Rate Cumulative Preferred Stock, Series B", the Corporation's "Adjustable Rate Cumulative Preferred Stock, Series C", the Corporation's "10-3/4% Cumulative Preferred Stock", the

     Corporation's "Adjustable Rate Cumulative Preferred Stock, Series E", the Corporation's "Adjustable Rate Cumulative Preferred Stock, Series F", the Corporation's "10.96% Preferred Stock" and the Corporation's "10% Convertible Preferred Stock" is hereby authorized and the designation, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of all 14,000,000 shares of this Series, in addition to those set forth in the Certificate of Incorporation of the Corporation and, with respect to voting rights, in the resolutions of the Board of the Directors of the Corporation adopted on March 17, 1992, are hereby fixed as follows:

                 "1. Designation. The designation of this Series shall be 8-3/8% Preferred Stock (hereinafter referred to as the "Series") and the number of shares constituting this Series shall be Fourteen Million (14,000,000). Shares of this Series shall have a stated value of $25. The number of authorized shares of this Series may be reduced by further resolution duly adopted by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of this Series shall not be increased.

                 "2. Dividends. (a) Dividends shall be payable on the shares of this Series: (i) for the period (the "Initial Dividend Period") from the date of original issue of shares of this Series to and including September 30, 1992, and (ii) for each quarterly dividend period thereafter (the Initial Dividend Period and each quarterly dividend period thereafter being hereinafter individually referred to as a "Dividend Period" and collectively referred to as "Dividend Periods"), which quarterly Dividend Periods shall commence on January 1, April 1, July 1 and October 1 in each year, commencing October 1, 1992 and shall end on and include the day next preceding the first day of the next Dividend Period, at a rate per annum of the stated value thereof equal to 8-3/8% (the "Dividend Rate"). Dividends shall be cumula-tive from such date of original issue and shall be payable, when and as declared by the Board of Directors or by the Preferred Stock Committee of the Board of Directors, on March 31, June 30, September 30 and December 31 of each year, commencing on September 30, 1992. Each such dividend shall be paid to the holders of record of shares of this Series as they appear on the stock register of the Corporation on such record date, not exceeding 45 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation or by the Preferred Stock Committee of the Board of Directors. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation or by the Preferred Stock Committee of the Board of Directors.

                 "(b) Dividends payable on this Series for any period greater or less than a full Dividend Period, including the Initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period. Dividends payable on this Series for each full Dividend Period shall be computed by annualizing the Dividend Rate and dividing by four.

                 "(c) No full dividends shall be declared or paid or set apart for payment on the Preferred Stock of any series ranking, as to dividends, on a parity with or junior to this Series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on this Series for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of this Series and any other series of Preferred Stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other series of Preferred Stock ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of this Series and such other Preferred Stock bear to each other. Holders of shares of this Series shall not be entitled to any dividend, whether payable in cash, property or stocks, in excess of full cumulative dividends, as herein provided, on this Series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

                 "(d) So long as any shares of this Series are outstanding, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to this Series as to dividends and upon liquidation and other than as provided in paragraph (c) of this Section 2) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to or on a parity with this Series as to dividends or upon liquidation, nor shall any Common Stock or any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of this Series shall have been paid or declared and set aside for payment for all past Dividend Periods.

                 "3. Redemption. (a) The shares of this Series are not redeemable prior to June 1, 1997. The Corporation, at its option, may redeem shares of this Series, as a whole or in part, at any time or from time to time on or after June 1, 1997, at a redemption price of $25 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption.

                 "(b) In the event that fewer than all the outstanding shares of this Series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors or by any other method as may be determined by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors in its sole discretion to be equitable, provided that such method satisfies any applicable requirements of any securities exchange on which this Series is listed.

                 "(c) In the event the Corporation shall redeem shares of this Series, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 or more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder;
          (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

                 "(d) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of this Series so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                 "(e) Any shares of this Series which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors.

                 "(f) Notwithstanding the foregoing provisions of this Section 3, if any dividends on this Series are in arrears, no shares of this Series shall be redeemed unless all outstanding shares of this Series are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of this Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of this Series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of this Series.

                 "4. Conversion. The holders of shares of this Series shall not have any rights to convert such shares into shares of any other class or series of capital stock of the Corporation.

                 "5.  Liquidation Rights.

                 "(a) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of the shares of this Series shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to this Series upon liquidation, the amount of $25 per share, plus accrued and unpaid dividends thereon.

                 "(b) After the payment to the holders of the shares of this Series of the full preferential amounts provided for in this Section 5, the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

                 "(c) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the amounts payable with respect to the stated value of the shares of this Series and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the shares of this Series are not paid in full, the holders of the shares of this Series and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective stated values to which they are entitled.

                 "(d) Neither the sale of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this
          Section 5.

                 "(e) Upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of this Series then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 5 before any payment shall be made to the holder of any class of capital stock of the Corporation ranking junior to this Series upon liquidation.

                 "6. Ranking. For purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

                 "(a) prior to the shares of this Series, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of this Series;

                 "(b) on a parity with shares of this Series, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

                 "(c) junior to shares of this Series, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

                 "7. Voting Rights. The shares of this Series shall have the voting rights set forth in the resolutions of the Board of Directors of the Corporation adopted on March 17, 1992."

                                                                      Appendix F


                          CERTIFICATE OF DESIGNATIONS

                                       OF

                        7.92% CUMULATIVE PREFERRED STOCK

                                       OF

                          CHEMICAL BANKING CORPORATION


                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


          CHEMICAL BANKING CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolutions were duly adopted by the Board of Directors of the Corporation on March 17, 1992 and by the Preferred Stock Committee of the Board of Directors on September 10, 1992, respectively, pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation which authorize the issuance of up to 200,000,000 shares of preferred stock, $1 par value (the "Preferred Stock"), and pursuant to authority conferred upon the Preferred Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by the By-Laws of the Corporation and by the resolutions of the Board of Directors adopted at a meeting duly convened and held on March 17, 1992:

          1. The Board of Directors, on March 17, 1992 adopted the following resolutions authorizing a Preferred Stock Committee of the Board of Directors to act on behalf of the Board of Directors in connection with the issuance of the Preferred Stock:

          "RESOLVED that the Board of Directors of Chemical Banking Corporation (the "Board of Directors") deems it advisable and in the best interests of Chemical Banking Corporation (the "Corporation") to provide for the issuance and sale by the Corporation from time to time of shares of preferred stock ($1 par value), in one or more series, having an aggregate liquidation preference over the Corporation's common stock, $1 par value (the "Common Stock"), not in excess of $800,000,000, with such voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as are set forth in, or are determined in accordance with, these resolutions (the "Preferred Shares");

          "RESOLVED that the Board of Directors deems it in the best interests of the Corporation to delegate to the Preferred Stock Committee those powers and duties set forth below;

          "RESOLVED that the Preferred Stock Committee may, without the further action of the Board of Directors, from time to time authorize the issuance and sale from time to time of one or more series of Preferred Shares for cash or other property, as shall be determined by the Preferred Stock Committee, subject to the limitations above, and any such Preferred Shares may be sold through agents, through underwriters, through dealers and directly to purchasers, in one or more offerings registered under the Securities Act of 1933 (the "Act") or in transactions not required to be registered under the Act, all as shall be determined by the Preferred Stock Committee; and any such issuance and sale of Preferred Shares, including the issuance from time to time of any warrants for such Preferred Shares, common or preferred stock of the Corporation into which any series of Preferred Shares may be convertible or exchangeable and the issuance and sale from time to time of Depositary Shares (as hereinafter defined; it being intended that, unless the context shall otherwise require, when used in these resolutions the term "Preferred Shares" shall also include any warrants or Depositary Shares related thereto) related to the Preferred Shares, be and hereby is authorized and approved;

          "RESOLVED that the Preferred Stock Committee be and hereby is authorized and empowered to act on behalf and in the stead of the Board of Directors in connection with the issuance of one or more series of the Preferred Shares and any common or preferred stock into which such Preferred Shares may be convertible or exchangeable and, in connection therewith, is hereby authorized, to the fullest extent permitted by the Delaware General Corporation Law as it now exists or is hereafter amended, to determine the price at which the Preferred Shares of each such series will be sold by the Corporation, to declare dividends payable on the Preferred Shares, to reserve for issuance on the books of the Corporation or otherwise a sufficient number of shares of any common or preferred stock of the Corporation into which any series of the Preferred Shares may be convertible or exchangeable and to determine the designation, preferences and privileges, the relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof;

          "RESOLVED that, without limiting the generality of the preceding resolution, the Preferred Stock Committee is hereby expressly authorized:

                 "(i) to determine whether the Preferred Shares will be issued in one or more series and the number of shares of any such series;

                 "(ii) to fix the dividend rate or rates of such shares and/or the methods of determining dividends and the dates on which dividends shall be payable;

                 "(iii) to determine whether dividends of any series of Preferred Shares shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

                 "(iv) to determine the conversion or exchange provisions, if any, of the shares of any series of the Preferred Shares, including without limitation, the class and series of capital stock of the Corporation into which such shares shall be convertible or exchangeable;

                 "(v) to determine whether the Corporation shall elect to offer
          (a) warrants for such Preferred Shares ("Warrants") or (b) depositary shares evidenced by depositary receipts, each representing a fraction (to be determined by the Preferred Stock Committee) of a share of a particular series of the Preferred Shares ("Depositary Shares"), which Preferred Shares will be issued and deposited with a depositary, in each case, in lieu of offering full shares of such series of the Preferred Shares;

                 "(vi) to fix the liquidation preference of the shares of any series of the Preferred Shares, subject to the limitation that the aggregate liquidation preference of all the Preferred Shares issued shall not exceed $800,000,000;

                 "(vii) to determine whether the shares of any series of the Preferred Shares shall be subject to redemption, optional or mandatory or pursuant to a sinking fund, and, if such series shall be subject to redemption, the redemption provisions of such series; and

                 "(viii) to fix or determine any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions thereof;

          "RESOLVED that the Preferred Stock Committee be and hereby is authorized and empowered to authorize, approve and take such other action as is deemed advisable in connection with the issuance of one or more series of the Preferred Shares, including, without limitation, the following:

                 "(i) selecting the underwriters, dealers and agents, if any, to or through which the Preferred Shares will be sold and offered;

                 "(ii) approving the form and substance, and the execution and delivery, of any underwriting agreement, agency agreement, placement agreement or other agreement to be entered into by the Corporation in connection with the issuance and sale of the Preferred Shares, including, without limitation, setting the amount of any underwriting discounts and other items constituting underwriters' compensation and any discounts and commissions allowed or paid to dealers or agents;

                 "(iii) selecting the bank or trust company which will act as depositary if Depositary Shares are offered and approving the form and substance, and the execution and delivery, of any deposit agreement to be entered into by the Corporation with such depositary; and

                 "(iv) appointing a registrar and transfer agent for the registration, transfer and exchange of the Preferred Shares and appointing a dividend disbursing agent for the Preferred Shares;

          "RESOLVED that for each series of Preferred Shares a certificate shall be prepared and filed on behalf of the Corporation with the Secretary of State of the State of Delaware pursuant to Section 151 of the General Corporation Law of the State of Delaware (a "Certificate of Designations"); that each such Certificate of Designations be in such form as is approved by action of the Board of Directors or the Preferred Stock Committee; and that the proper officers of the Corporation be and hereby are authorized to execute and file each such Certificate of Designations pursuant to the General Corporation Law of the State of Delaware".

          2. The Board of Directors on March 17, 1992 adopted the following resolution fixing the voting rights of the Preferred Stock authorized by the preceding resolutions:

          "RESOLVED that the Certificate of Designations for each series of the Preferred Shares shall provide that the shares of such series shall not have any voting powers either general or special, except that:

                 "(i) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of any series at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of such series shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designations or any similar document relating to any series of Preferred Stock) so as to affect adversely the preferences, rights, powers or privileges of such series;

                 "(ii) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of any such series and all other series of Preferred Stock ranking on a parity with shares of such series, either as to dividends or upon liquidation, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of such series and such other series of Preferred Stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the creation, authorization or issue of any shares of any class of stock of the Corporation ranking prior to the shares of such series as to dividends or upon liquidation, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issue of any obligation or security convertible into or evidencing the right to purchase any such prior shares; and

                 "(iii) If at the time of any annual meeting of the Corporation's stockholders for the election of directors there is a default in preference dividends on the Preferred Stock, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Preferred Stock of all series (whether or not the holders of such series of Preferred Stock would be entitled to vote for the election of directors if such default in preference dividends did not exist), shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of Common Stock and Class B Common Stock, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Preferred Stock. Each director elected by the holders of shares of Preferred Stock (a "Preferred Director") shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at a meeting of the Corporation's stockholders, or of the holders of shares of Preferred Stock, called for the purpose. So long as a default in any preference dividends on the Preferred Stock shall exist, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes hereof, a "default in preference dividends" on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued dividends upon any series of the Preferred Stock shall be equivalent to six full quarter-yearly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding dividend period."

          3. The Preferred Stock Committee of the Board of Directors on September 10, 1992, pursuant to the authority conferred upon the Preferred Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by Section 3.03 of the By-Laws of the Corporation and by the resolutions of the Board of Directors set forth above, adopted the following resolution:

          "RESOLVED that, pursuant to resolutions of the Board of Directors of Chemical Banking Corporation (the "Corporation") adopted on March 17, 1992, the issue of up to 2,000,000 shares of 7.92% Cumulative Preferred Stock, $100 stated value per share ($1 par value), of the Corporation ranking on a parity with the series of Preferred Stock of the Corporation designated as the Corporation's "Adjustable Rate Cumulative Preferred Stock, Series B", the Corporation's "Adjustable Rate

     Cumulative Preferred Stock, Series C", the Corporation's "10-3/4% Cumulative Preferred Stock", the Corporation's "Adjustable Rate Cumulative Preferred Stock, Series E", the Corporation's "Adjustable Rate Cumulative Preferred Stock, Series F", the Corporation's "10.96% Preferred Stock", the Corporation's "10% Convertible Preferred Stock" and the Corporation's "8-3/8% Preferred Stock" is hereby authorized and the designation, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of all 2,000,000 shares of this Series, in addition to those set forth in the Certificate of Incorporation of the Corporation and, with respect to voting rights, in the resolutions of the Board of Directors of the Corporation adopted on March 17, 1992, are hereby fixed as follows:

                 "1. Designation. The designation of this Series shall be 7.92% Cumulative Preferred Stock (hereinafter referred to as the "Series") and the number of shares constituting this Series shall be Two Million (2,000,000). Shares of this Series shall have a stated value of $100. The number of authorized shares of this Series may be reduced by further resolution duly adopted by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of this Series shall not be increased.

                 "2. Dividends. (a) Dividends shall be payable on the shares of this Series: (i) for the period (the "Initial Dividend Period") from the date of original issue of shares of this Series to and including December 31, 1992, and (ii) for each quarterly dividend period thereafter (the Initial Dividend Period and each quarterly dividend period thereafter being hereinafter individually referred to as a "Dividend Period" and collectively referred to as "Dividend Periods"), which quarterly Dividend Periods shall commence on January 1, April 1, July 1 and October 1 in each year, commencing January 1, 1993, and shall end on and include the day next preceding the first day of the next Dividend Period, at a rate per annum of the stated value thereof equal to 7.92% (the "Dividend Rate"). Dividends shall be cumulative from such date of original issue and shall be payable, when and as declared by the Board of Directors or by the Preferred Stock Committee of the Board of Directors, on March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 1992. Each such dividend shall be paid to the holders of record of shares of this Series as they appear on the stock register of the Corporation on such record date, not exceeding 45 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation or by the Preferred Stock Committee of the Board of Directors. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation or by the Preferred Stock Committee of the Board of Directors.

                 "(b) Dividends payable on this Series for any period greater or less than a full Dividend Period, including the Initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period. Dividends payable on this Series for each full Dividend Period shall be computed by annualizing the Dividend Rate and dividing by four.

                 "(c) No full dividends shall be declared or paid or set apart for payment on the Preferred Stock of any series ranking, as to dividends, on a parity with or junior to this Series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on this Series for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of this Series and any other series of Preferred Stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other series of Preferred Stock ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of this Series and such other Preferred Stock bear to each other. Holders of shares of this Series shall not be entitled to any dividend, whether payable in cash, property or stocks, in excess of full cumulative dividends, as herein provided, on this Series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

                 "(d) So long as any shares of this Series are outstanding, no dividend (other than a dividend in Common

          Stock or in any other stock ranking junior to this Series as to dividends and upon liquidation and other than as provided in paragraph (c) of this Section 2) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to or on a parity with this Series as to dividends or upon liquidation, nor shall any Common Stock or any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of this Series shall have been paid or declared and set aside for payment for all past Dividend Periods.

                 "3. Redemption. (a) The shares of this Series are not redeemable prior to October 1, 1997. The Corporation, at its option, may redeem shares of this Series, as a whole or in part, at any time or from time to time on or after October 1, 1997, at a redemption price of $100 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption.

                 "(b) In the event that fewer than all the outstanding shares of this Series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors or by any other method as may be determined by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors in its sole discretion to be equitable, provided that such method satisfies any applicable requirements of any securities exchange on which this Series is listed.

                 "(c) In the event the Corporation shall redeem shares of this Series, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 or more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

                 "(d) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of this Series so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                 "(e) Any shares of this Series which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors.

                 "(f) Notwithstanding the foregoing provisions of this Section 3, if any dividends on this Series are in arrears, no shares of this Series shall be redeemed unless all outstanding shares of this Series are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of this Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of this Series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of this Series.

                      "4. Conversion. The holders of shares of this Series shall not have any rights to convert such shares into shares of any other class or series of capital stock of the Corporation.

                      "5.  Liquidation Rights.

                 "(a) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of the shares of this Series shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to this Series upon liquidation, the amount of $100 per share, plus accrued and unpaid dividends thereon.

                 "(b) After the payment to the holders of the shares of this Series of the full preferential amounts provided for in this Section 5, the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

                 "(c) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the amounts payable with respect to the stated value of the shares of this Series and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the shares of this Series are not paid in full, the holders of the shares of this Series and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective stated values to which they are entitled.

                 "(d) Neither the sale of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 5.

                 "(e) Upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of this Series then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 5 before any payment shall be made to the holder of any class of capital stock of the Corporation ranking junior to this Series upon liquidation.

                 "6. Ranking. For purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

                 "(a) prior to the shares of this Series, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of this Series;

                 "(b) on a parity with shares of this Series, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

                 "(c) junior to shares of this Series, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

                      "7. Voting Rights. The shares of this Series shall have the voting rights set forth in the resolutions of the Board of Directors of the Corporation adopted on March 17, 1992."

                                                                      Appendix G


                          CERTIFICATE OF DESIGNATIONS

                                       OF

                        7.58% CUMULATIVE PREFERRED STOCK

                                       OF

                          CHEMICAL BANKING CORPORATION


                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


        CHEMICAL BANKING CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolutions were duly adopted by the Board of Directors of the Corporation on "March 17, 1992 and September 15, 1992, and by the Preferred Stock Committee of the Board of Directors on March 16, 1993, respectively, pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation which authorize the issuance of up to 200,000,000 shares of preferred stock, $1 par value (the "Preferred Stock"), and pursuant to authority conferred upon the Preferred Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by the By-Laws of the Corporation and by the resolutions of the Board of Directors adopted at meetings duly convened and held on March 17, 1992 and September 15, 1992:

        1. The Board of Directors on March 17, 1992 adopted the following resolutions authorizing a Preferred Stock Committee of the Board of Directors to act on behalf of the Board of Directors in connection with the issuance of the Preferred Stock:

                "RESOLVED that the Board of Directors of Chemical Banking Corporation (the "Board of Directors") deems it advisable and in the best interests of Chemical Banking Corporation (the "Corporation") to provide for the issuance and sale by the Corporation from time to time of shares of preferred stock ($1 par value), in one or more series, having an aggregate liquidation preference over the Corporation's common stock, $1 par value (the "Common Stock"), not in excess of $800,000,000, with such voting powers, designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as are set forth in, or are determined in accordance with, these resolutions (the "Preferred Shares");

                "RESOLVED that the Board of Directors deems it in the best interest of the Corporation to delegate to the Preferred Stock Committee those powers and duties set forth below;

                "RESOLVED that the Preferred Stock Committee may, without the further action of the Board of Directors, from time to time authorize the issuance and sale from time to time of one or more series of Preferred Shares for cash or other property, as shall be determined by the Preferred Stock Committee, subject to the limitations above, and any such Preferred Shares may be sold through agents, through underwriters, through dealers and directly to purchasers, in one or more offerings registered under the Securities Act of 1933 (the "Act") or in transactions not required to be registered under the Act, all as shall be determined by the Preferred Stock Committee; and any such issuance and sale of Preferred Shares, including the issuance from time to time of any warrants for such Preferred Shares, common or preferred stock of the Corporation into which any series of Preferred Shares may be convertible or exchangeable and the issuance and sale from time to time of Depositary Shares (as hereinafter defined; it being intended that, unless the context shall otherwise require, when used in these resolutions the term "Preferred Shares" shall also include any warrants or Depositary Shares related thereto) related to the Preferred Shares, be and hereby is authorized and approved;

                "RESOLVED that the Preferred Stock Committee be and hereby is authorized and empowered to act on behalf and in the stead of the Board of Directors in connection with the issuance of one or more series of the Preferred Shares and any common or preferred stock into which such Preferred Shares may be convertible or exchangeable and, in connection therewith, is hereby authorized, to the fullest extent permitted by the Delaware General Corporation Law as it now exists or is hereafter amended, to determine the price at which the Preferred Shares of each such series will be sold by the Corporation, to declare dividends payable on the Preferred Shares, to reserve for issuance on the books of the Corporation or otherwise a sufficient number of shares of any common or preferred stock of the Corporation into which any series of the Preferred Shares may be convertible or exchangeable and to determine the designation, preferences and privileges, the relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof;

                "RESOLVED that, without limiting the generality of the preceding resolution, the Preferred Stock Committee is hereby expressly authorized:

                         "(i)  to determine whether the Preferred Shares will
                be issued in one or more series and the number of shares of any such series;

                         "(ii)  to fix the dividend rate or rates of such
                shares and/or the methods of determining dividends and the dates on which dividends shall be payable;

                         "(iii)  to determine whether dividends of any series
                of Preferred Shares shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

                         "(iv)  to determine the conversion or exchange
                provisions, if any, of the shares of any series of the Preferred Shares, including without limitation, the class and series of capital stock of the Corporation into which such shares shall be convertible or exchangeable;

                         "(v)  to determine whether the Corporation shall elect
                to offer (a) warrants for such Preferred Shares ("Warrants") or
                (b) depositary shares evidenced by depositary receipts, each representing a fraction (to be determined by the Preferred Stock Committee) of a share of a particular series of the Preferred Shares ("Depositary Shares"), which Preferred Shares will be issued and deposited with a depositary, in each case, in lieu of offering full shares of such series of the Preferred Shares;

                         "(vi)  to fix the liquidation preference of the shares
                of any series of the Preferred Shares, subject to the limitation that the aggregate liquidation preference of all the Preferred Shares issued shall not exceed $800,000,000;

                         "(vii)  to determine whether the shares of any series
                of the Preferred Shares shall be subject to redemption, optional or mandatory or pursuant to a sinking fund, and, if such series shall be subject to redemption, the redemption provisions of such series; and

                         "(viii)  to fix or determine any additional dividend,
                liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions thereof;

                "RESOLVED that the Preferred Stock Committee be and hereby is authorized and empowered to authorize, approve and take such other action as is deemed advisable in connection with the issuance of one or more series of the Preferred Shares, including without limitation, the following:

                         "(i)  selecting the underwriters, dealers and agents,
                if any, to or through which the Preferred Shares will be sold and offered;

                         "(ii)  approving the form and substance, and the
                execution and delivery, of any underwriting agreement, agency agreement, placement agreement or other agreement to be entered into by the Corporation in connection with the issuance and sale of the Preferred Shares, including, without limitation, setting the amount of any underwriting discounts and other items constituting underwriters' compensation and any discounts and commissions allowed or paid to dealers or agents;

                         "(iii)  selecting the bank or trust company which will
                act as depositary if Depositary Shares are offered and approving the form and substance, and the execution and delivery, of any deposit agreement to be entered into by the Corporation with such depositary; and

                         "(iv)  appointing a registrar and transfer agent for
                the registration, transfer and exchange of the Preferred Shares and appointing a dividend disbursing agent for the Preferred Shares;

                "RESOLVED that for each series of Preferred Shares a certificate shall be prepared and filed on behalf of the Corporation with the Secretary of State of the State of Delaware pursuant to
        Section 151 of the General Corporation Law of the State of Delaware (a "Certificate of Designations"); that each such Certificate of Designations be in such form as is approved by action of the Board of Directors or the Preferred Stock Committee; and that the proper officers of the Corporation be and hereby are authorized to execute and file each such Certificate of Designations pursuant to the General Corporation Law of the State of Delaware."

        2. The Board of Directors on September 15, 1992 adopted the following resolution authorizing a Preferred Stock Committee of the Board of Directors to act on behalf of the Board of Directors in connection with the issuance of additional shares of the Preferred Stock:

                "RESOLVED that the Board of Directors of Chemical Banking Corporation (the "Board of Directors") deems it advisable and in the best interests of Chemical Banking Corporation (the "Corporation") to amend certain resolutions adopted by the Board of Directors on March 17, 1992 pertaining to the authority of the Preferred Stock Committee of the Board (the "March 17, 1992 Resolutions") to authorize the Preferred Stock Committee of the Board of Directors to approve the issuance and sale by the Corporation from time to time of Preferred Shares as defined in the March 17, 1992 Resolutions, in one or more series, having an additional aggregate liquidation preference over the Corporation's common stock, $1 par value, not in excess of $1,300,000,000 (an increase of $500,000,000 from the $800,000,000 authorized under the March 17, 1992 Resolutions), with such voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as are set forth in, or are determined in accordance with the March 17, 1992 Resolutions which shall in all other respects remain in full force and effect and are hereby ratified and affirmed."

        3. The Board of Directors on March 17, 1992 adopted the following resolution fixing the voting rights of the Preferred Stock authorized by the preceding resolutions:

                "RESOLVED that the Certificate of Designations for each series of the Preferred Shares shall provide that the shares of such series shall not have any voting powers either general or special except that:

                         "(i)  Unless the vote or consent of the holders of a
                greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of any series at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of such series shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designations or any similar document relating to any series of Preferred Stock) so as to affect adversely the preferences, rights, powers or privileges of such series;

                         "(ii)  Unless the vote or consent of the holders of a
                greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of any such series and all other series of Preferred Stock ranking on a parity with shares of such series, either as to dividends or upon liquidation, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of such series and such other series of Preferred Stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the creation, authorization or issue of any shares of any class of stock of the Corporation ranking prior to the shares of such series as to dividends or upon liquidation, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issue of any obligation or security convertible into or evidencing the right to purchase any such prior shares; and

                         "(iii)  If at the time of any annual meeting of the
                Corporation's stockholders for the election of directors there is a default in preference dividends on the Preferred Stock, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Preferred Stock of all series (whether or not the holders of such series of Preferred Stock would be entitled to vote for the election of directors if such default in preference dividends did not exist), shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of Common Stock and Class B Common Stock, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Preferred Stock. Each director elected by the holders of shares of Preferred Stock (a "Preferred Director"), shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at a meeting of the Corporation's stockholders, or of the holders of shares of Preferred Stock, called for the purpose. So long as a default in any preference dividends on the Preferred Stock shall exist, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes hereof, a "default in preference dividends" on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued dividends upon any series of the Preferred Stock shall be equivalent to six full quarter- yearly dividends or more, and having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding dividend period."

        4. The Preferred Stock Committee of the Board of Directors on March 16, 1993, pursuant to the authority conferred upon the Preferred Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by Section 3.03 of the By-Laws of the Corporation and by the resolutions of the Board of Directors set forth above, adopted the following resolution:

                "RESOLVED that, pursuant to resolutions of the Board of Directors of Chemical Banking Corporation (the "Corporation") adopted on March 17, 1992 and September 15, 1992, the issue of up to 2,300,000 shares of 7.58% Cumulative Preferred Stock, $100 stated value per share ($1 par value) of the Corporation ranking on a parity with the series of Preferred Stock of the Corporation designated as the Corporation's "Adjustable Rate Cumulative Preferred Stock, Series C", the Corporation's "10-3/4% Cumulative Preferred Stock", the Corporation's "Adjustable Rate Cumulative Preferred Stock, Series E", the Corporation's "Adjustable Rate Cumulative Preferred Stock, Series F", the Corporation's "10.96% Preferred Stock", the Corporation's "10% Convertible Preferred Stock", the Corporation's "8-3/8% Preferred Stock" and the Corporation's "7.92% Cumulative Preferred Stock" is hereby authorized and the designation, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of all 2,300,000 shares of this Series, in addition to those set forth in the Certificate of Incorporation of the Corporation and, with respect to voting rights, in the resolutions of the Board of Directors of the Corporation adopted on March 17, 1992 and September 15, 1992, are hereby fixed as follows:

                         "1.  Designation.  The designation of this Series
                shall be 7.58% Cumulative Preferred Stock (hereinafter referred to as the "Series") and the number of shares constituting this Series shall be 2,300,000. Shares of this Series shall have a stated value of $100. The number of authorized shares of this Series may be reduced by further resolution duly adopted by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of this Series shall not be increased.

                         "2.  Dividends.  (a)  Dividends shall be payable on
                the shares of this Series: (i) for the period (the "Initial Dividend Period") from the date of original issue of shares of this Series to and including June 30, 1993, and (ii) for each quarterly dividend period thereafter (the Initial Dividend Period and each quarterly dividend period thereafter being hereinafter individually referred to as a "Dividend Period" and collectively referred to as "Dividend Periods"), which quarterly Dividend Periods shall commence on January 1, April 1, July 1 and October 1 in each year, commencing July 1, 1993, and shall end on and include the day next preceding the first day of the next Dividend Period, at a rate per annum of the stated value thereof equal to 7.58% (the "Dividend Rate"). Dividends shall be cumulative from such date of original issue and shall be payable, when and as declared by the Board of Directors or by the Preferred Stock Committee of the Board of Directors, on March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 1993. Each such dividend shall be paid to the holders of record of shares of this Series as they appear on the stock register of the Corporation on such record date, not exceeding 45 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation or by the Preferred Stock Committee of the Board of Directors. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation or by the Preferred Stock Committee of the Board of Directors.

                         "(b)  Dividends payable on this Series for any period
                greater or less than a full Dividend Period, including the Initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period. Dividends payable on this Series for each full

                Dividend Period shall be computed by annualizing the Dividend Rate and dividing by four.

                         "(c)  No full dividends shall be declared or paid or
                set apart for payment on the Preferred Stock of any series ranking, as to dividends, on a parity with or junior to this Series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on this Series for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of this Series and any other series of Preferred Stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other series of Preferred Stock ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of this Series and such other Preferred Stock bear to each other. Holders of shares of this Series shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on this Series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

                         "(d)  So long as any shares of this Series are
                outstanding, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to this Series as to dividends and upon liquidation and other than as provided in paragraph (c) of this Section 2) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to or on a parity with this Series as to dividends or upon liquidation, nor shall any Common Stock or any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of this Series shall have been paid or declared and set aside for payment for all past Dividend Periods.

                         "3.  Redemption.  (a)  The shares of this Series are
                not redeemable prior to April 1, 1998. The Corporation, at its option, may redeem shares of this Series, as a whole or in part, at any time or from time to time on or after April 1, 1998, at a redemption price of $100 per share plus accrued and unpaid dividends thereon to the date fixed for redemption.

                         "(b)  In the event that fewer than all the outstanding
                shares of this Series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors or by any other method as may be determined by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors in its sole discretion to be equitable, provided that such method satisfies any applicable requirements of any securities exchange on which this Series is listed.

                         "(c) In the event the Corporation shall redeem shares
                of this Series, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 or more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

                         "(d)  Notice having been mailed as aforesaid, from and
                after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of this Series so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                         "(e)  Any shares of this Series which shall at any
                time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors.

                         "(f)  Notwithstanding the foregoing provisions of this
                Section 3, if any dividends on this Series are in arrears, no shares of this Series shall be redeemed unless all outstanding shares of this Series are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of this Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of this Series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of this Series.

                         "4.  Conversion.  The holders of shares of this Series
                shall not have any rights to convert such shares into shares of any other class or series of capital stock of the Corporation.

                         "5.  Liquidation Rights.  (a)  Upon the voluntary or
                involuntary dissolution, liquidation or winding up of the Corporation, the holders of the shares of this Series shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to this Series upon liquidation, the amount of $100 per share, plus accrued and unpaid dividends thereon.

                         "(b)  After the payment to the holders of the shares
                of this Series of the full preferential amounts provided for in this Section 5, the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

                         "(c)  If, upon any voluntary or involuntary
                dissolution, liquidation, or winding up of the Corporation, the amounts payable with respect to the stated value of the shares of this Series and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the shares of this Series are not paid in full, the holders of the shares of this Series and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective stated values to which they are entitled.

                         "(d)  Neither the sale of all or substantially all the
                property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation, or winding up, voluntary or involuntary, for the purposes of this Section 5.

                         "(e)  Upon the dissolution, liquidation or winding up
                of the Corporation, the holders of shares of this Series then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 5 before any payment shall be made to the holder of any class of capital stock of the Corporation ranking junior to this Series upon liquidation.

                         "6.  Ranking.  For purposes of this resolution, any
                stock of any class or classes of the Corporation shall be deemed to rank:

                         "(a)  prior to the shares of this Series, either as to
                dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of this Series;

                         "(b)  on a parity with shares of this Series, either
                as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series, if the holders of such shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

                         "(c)  junior to shares of this Series, either as to
                dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

                         "7.  Voting Rights.  The shares of this Series shall
                have the voting rights set forth in the resolutions of the Board of Directors of the Corporation adopted on March 17, 1992."

                                                                      Appendix H


                          CERTIFICATE OF DESIGNATIONS

                                       OF

                       7-1/2% CUMULATIVE PREFERRED STOCK

                                       OF

                          CHEMICAL BANKING CORPORATION

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                 CHEMICAL BANKING CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolutions were duly adopted by the Board of Directors of the Corporation on March 17, 1992 and September 15, 1992, and by the Preferred Stock Committee of the Board of Directors on March 16, 1993, respectively, pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation which authorize the issuance of up to 200,000,000 shares of preferred stock, $1 par value (the "Preferred Stock"), and pursuant to authority conferred upon the Preferred Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by the By-Laws of the Corporation and by the resolutions of the Board of Directors adopted at meetings duly convened and held on March 17, 1992 and September 15, 1992:

                 1. The Board of Directors on March 17, 1992 adopted the following resolutions authorizing a Preferred Stock Committee of the Board of Directors to act on behalf of the Board of Directors in connection with the issuance of the Preferred Stock:

                 "RESOLVED that the Board of Directors of Chemical Banking Corporation (the "Board of Directors") deems it advisable and in the best interests of Chemical Banking Corporation (the "Corporation") to provide for the issuance and sale by the Corporation from time to time of shares of preferred stock ($1 par value), in one or more series, having an aggregate liquidation preference over the Corporation's common stock, $1 par value (the "Common Stock"), not in excess of $800,000,000, with such voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as are set forth in, or are determined in accordance with, these resolutions (the "Preferred Shares");

                 "RESOLVED that the Board of Directors deems it in the best interests of the Corporation to delegate to the Preferred Stock Committee those powers and duties set forth below;

                 "RESOLVED that the Preferred Stock Committee may, without the further action of the Board of Directors, from time to time authorize the issuance and sale from time to time of one or more series of Preferred Shares for cash or other property, as shall be determined by the Preferred Stock Committee, subject to the limitations above, and any such Preferred Shares may be sold through agents, through underwriters, through dealers and directly to purchasers, in one or more offerings registered under the Securities Act of 1933 (the "Act") or in transactions not required to be registered under the Act, all as shall be determined by the Preferred Stock Committee; and any such issuance and sale of Preferred Shares, including the issuance from time to time of any warrants for such Preferred Shares, common or preferred stock of the Corporation into which any series of Preferred Shares may be convertible or exchangeable and the issuance and sale from time to time of Depositary Shares (as hereinafter defined; it being intended that, unless the context shall otherwise require, when used in these resolutions the term "Preferred Shares" shall also include any warrants or Depositary Shares related thereto) related to the Preferred Shares, be and hereby is authorized and approved;

                 "RESOLVED that the Preferred Stock Committee be and hereby is authorized and empowered to act on behalf and in the stead of the Board of Directors in connection with the issuance of one or more series of the Preferred Shares and any common or preferred stock into which such Preferred Shares may be convertible or exchangeable and, in connection therewith, is hereby authorized, to the fullest extent permitted by the Delaware General Corporation Law as it now exists or is hereafter amended, to determine the price at which the Preferred Shares of each such series will be sold by the Corporation, to declare dividends payable on the Preferred Shares, to reserve for issuance on the books of the Corporation or otherwise a sufficient number of shares of any common or preferred stock of the Corporation into which any series of the Preferred Shares may be convertible or exchangeable and to determine the designation, preferences and privileges, the relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof;

                 "RESOLVED that, without limiting the generality of the preceding resolution, the Preferred Stock Committee is hereby expressly authorized:

                          "(i) to determine whether the Preferred Shares will
                 be issued in one or more series and the number of shares of any such series;

                          "(ii) to fix the dividend rate or rates of such
                 shares and/or the methods of determining dividends and the dates on which dividends shall be payable;

                          "(iii) to determine whether dividends of any series
                 of Preferred Shares shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

                          "(iv) to determine the conversion or exchange
                 provisions, if any, of the shares of any series of the Preferred Shares, including without limitation, the class and series of capital stock of the Corporation into which such shares shall be convertible or exchangeable;

                          "(v) to determine whether the Corporation shall elect
                 to offer (a) warrants for such Preferred Shares ("Warrants") or (b) depositary shares evidenced by depositary receipts, each representing a fraction (to be determined by the Preferred Stock Committee) of a share of a particular series of the Preferred Shares ("Depositary Shares"), which Preferred Shares will be issued and deposited with a depositary, in each case, in lieu of offering full shares of such series of the Preferred Shares;

                          "(vi) to fix the liquidation preference of the shares
                 of any series of the Preferred Shares, subject to the limitation that the aggregate liquidation preference of all the Preferred Shares issued shall not exceed $800,000,000;

                          "(vii) to determine whether the shares of any series
                 of the Preferred Shares shall be subject to redemption, optional or mandatory or pursuant to a sinking fund, and, if such series shall be subject to redemption, the redemption provisions of such series; and

                          "(viii) to fix or determine any additional dividend,
                 liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions thereof;

                 "RESOLVED that the Preferred Stock Committee be and hereby is authorized and empowered to authorize, approve and take such other action as is deemed advisable in connection with the issuance of one or more series of the Preferred Shares, including, without limitation, the following:

                          "(i) selecting the underwriters, dealers and agents,
                 if any, to or through which the Preferred Shares will be sold and offered;

                          "(ii) approving the form and substance, and the
                 execution and delivery, of any underwriting agreement, agency agreement, placement agreement or other agreement to be entered into by the Corporation in connection with the issuance and sale of the Preferred Shares, including, without limitation, setting the amount of any underwriting discounts and other items constituting underwriters' compensation and any discounts and commissions allowed or paid to dealers or agents;

                          "(iii) selecting the bank or trust company which will
                 act as depositary if Depositary Shares are offered and approving the form and substance, and the execution and delivery, of any deposit agreement to be entered into by the Corporation with such depositary; and

                          "(iv) appointing a registrar and transfer agent for
                 the registration, transfer and exchange of the Preferred Shares and appointing a dividend disbursing agent for the Preferred Shares;

                 "RESOLVED that for each series of Preferred Shares a certificate shall be prepared and filed on behalf of the Corporation with the Secretary of State of the State of Delaware pursuant to
         Section 151 of the General Corporation Law of the State of Delaware (a "Certificate of Designations"); that each such Certificate of Designations be in such form as is approved by action of the Board of Directors or the Preferred Stock Committee; and that the proper officers of the Corporation be and hereby are authorized to execute and file each such Certificate of Designations pursuant to the General Corporation Law of the State of Delaware."

                 2. The Board of Directors on September 15, 1992 adopted the following resolution authorizing a Preferred Stock Committee of the Board of Directors to act on behalf of the Board of Directors in connection with the issuance of additional shares of the Preferred Stock:

                 "RESOLVED that the Board of Directors of Chemical Banking Corporation (the "Board of Directors") deems it advisable and in the best interests of Chemical Banking Corporation (the "Corporation") to amend certain resolutions adopted by the Board of Directors on March 17, 1992 pertaining to the authority of the Preferred Stock Committee of the Board (the "March 17, 1992 Resolutions") to authorize the Preferred Stock Committee of the Board of Directors to approve the issuance and sale by the Corporation from time to time of Preferred Shares as defined in the March 17, 1992 Resolutions, in one or more series, having an additional aggregate liquidation preference over the Corporation's common stock, $1 par value, not in excess of $1,300,000,000 (an increase of $500,000,000 from the $800,000,000 authorized under the March 17, 1992 Resolutions), with such voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as are set forth in, or are determined in accordance with the March 17, 1992 Resolutions which shall in all other respects remain in full force and effect and are hereby ratified and affirmed."

                 3. The Board of Directors on March 17, 1992 adopted the following resolution fixing the voting rights of the Preferred Stock authorized by the preceding resolutions:

                 "RESOLVED that the Certificate of Designations for each series of the Preferred Shares shall provide that the shares of such series shall not have any voting powers either general or special, except that:

                          "(i) Unless the vote or consent of the holders of a
                 greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of any series at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of such series shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designations or any similar document relating to any series of Preferred Stock) so as to affect adversely the preferences, rights, powers or privileges of such series;

                          "(ii) Unless the vote or consent of the holders of a
                 greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of any such series and all other series of Preferred Stock ranking on a parity with shares of such series, either as to dividends or upon liquidation, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of such series and such other series of Preferred Stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the creation, authorization or issue of any shares of any class of stock of the Corporation ranking prior to the shares of such series as to dividends or upon liquidation, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issue of any obligation or security convertible into or evidencing the right to purchase any such prior shares; and

                          "(iii) If at the time of any annual meeting of the
                 Corporation's stockholders for the election of directors there is a default in preference dividends on the Preferred Stock, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Preferred Stock of all series (whether or not the holders of such series of Preferred Stock would be entitled to vote for the election of directors if such default in preference dividends did not exist), shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of Common Stock and Class B Common Stock, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Preferred Stock. Each director elected by the holders of shares of Preferred Stock (a "Preferred Director"), shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at a meeting of the Corporation's stockholders, or of the holders of shares of Preferred Stock, called for the purpose. So long as a default in any preference dividends on the Preferred Stock shall exist, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors of the

                 Corporation shall be reduced by two. For the purposes hereof, a "default in preference dividends" on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued dividends upon any series of the Preferred Stock shall be equivalent to six full quarter-yearly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding dividend period."

                 4. The Preferred Stock Committee of the Board of Directors on May 17, 1993, pursuant to the authority conferred upon the Preferred Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by Section 3.03 of the By-Laws of the Corporation and by the resolutions of the Board of Directors set forth above, adopted the following resolution:

                 "RESOLVED that, pursuant to resolutions of the Board of Directors of Chemical Banking Corporation (the "Corporation") adopted on March 17, 1992 and September 15, 1992, the issue of up to 2,300,000 shares of 7-1/2% Cumulative Preferred Stock, $100 stated value per share ($1 par value), of the Corporation ranking on a parity with the series of Preferred Stock of the Corporation designated as the Corporation's "Adjustable Rate Cumulative Preferred Stock, Series C", the Corporation's "10-3/4% Cumulative Preferred Stock", the Corporation's "Adjustable Rate Cumulative Preferred Stock, Series F", the Corporation's "10.96% Preferred Stock", the Corporation's "10% Convertible Preferred Stock", the Corporation's "8-3/8% Preferred Stock", the Corporation's "7.92% Cumulative Preferred Stock" and the Corporation's "7.58% Cumulative Preferred Stock" is hereby authorized and the designation, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of all 2,300,000 shares of this Series, in addition to those set forth in the Certificate of Incorporation of the Corporation and, with respect to voting rights, in the resolutions of the Board of Directors of the Corporation adopted on March 17, 1992 and September 15, 1992, are hereby fixed as follows:

                          "1.  Designation. The designation of this Series
                 shall be 7-1/2% Cumulative Preferred Stock (hereinafter referred to as the "Series") and the number of shares constituting this Series shall be 2,300,000. Shares of this Series shall have a stated value of $100. The number of authorized shares of this Series may be reduced by further resolution duly adopted by the Board of Directors of the Corporation or the Preferred Stock

                 Committee of the Board of Directors and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of this Series shall not be increased.

                          "2.  Dividends.  (a) Dividends shall be payable on
                 the shares of this Series: (i) for the period (the "Initial Dividend Period") from the date of original issue of shares of this Series to and including June 30, 1993, and (ii) for each quarterly dividend period thereafter (the Initial Dividend Period and each quarterly dividend period thereafter being hereinafter individually referred to as a "Dividend Period" and collectively referred to as "Dividend Periods"), which quarterly Dividend Periods shall commence on January 1, April 1, July 1 and October 1 in each year, commencing June 30, 1993, and shall end on and include the day next preceding the first day of the next Dividend Period, at a rate per annum of the stated value thereof equal to 7-1/2% (the "Dividend Rate"). Dividends shall be cumulative from such date of original issue and shall be payable, when and as declared by the Board of Directors or by the Preferred Stock Committee of the Board of Directors, on March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 1993. Each such dividend shall be paid to the holders of record of shares of this Series as they appear on the stock register of the Corporation on such record date, not exceeding 45 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation or by the Preferred Stock Committee of the Board of Directors. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation or by the Preferred Stock Committee of the Board of Directors.

                          "(b) Dividends payable on this Series for any period
                 greater or less than a full Dividend Period, including the Initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period. Dividends payable on this Series for each full Dividend Period shall be computed by annualizing the Dividend Rate and dividing by four.

                          "(c) No full dividends shall be declared or paid or
                 set apart for payment on the Preferred Stock of any series ranking, as to dividends, on a parity with or junior to this Series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on this Series for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of this Series and any other series of Preferred Stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other series of Preferred Stock ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of this Series and such other Preferred Stock bear to each other. Holders of shares of this Series shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on this Series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

                          "(d) So long as any shares of this Series are
                 outstanding, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to this Series as to dividends and upon liquidation and other than as provided in paragraph (c) of this Section 2) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to or on a parity with this Series as to dividends or upon liquidation, nor shall any Common Stock or any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of this Series shall have been paid or declared and set aside for payment for all past Dividend Periods.

                          "3.  Redemption. (a) The shares of this Series are
                 not redeemable prior to June 1, 1998. The Corporation, at its option, may redeem shares of this Series, as a whole or in part, at any time or from time to time, on or after June 1, 1998, at a redemption price of $100 per share plus accrued and unpaid dividends thereon to the date fixed for redemption.

                          "(b) In the event that fewer than all the outstanding
                 shares of this Series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors or by any other method as may be determined by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors in its sole discretion to be equitable, provided that such method satisfies any applicable requirements of any securities exchange on which this Series is listed.

                          "(c) In the event the Corporation shall redeem shares
                 of this Series, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 or more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

                          "(d) Notice having been mailed as aforesaid, from and
                 after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of this Series so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                          "(e) Any shares of this Series which shall at any
                 time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors.

                          "(f) Notwithstanding the foregoing provisions of this
                 Section 3, if any dividends on this Series are in arrears, no shares of this Series shall be redeemed unless all outstanding shares of this Series are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of this Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of this Series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of this Series.

                          "4.  Conversion. The holders of shares of this Series
                 shall not have any rights to convert such shares into shares of any other class or series of capital stock of the Corporation.

                          "5.  Liquidation Rights. (a) Upon the voluntary or
                 involuntary dissolution, liquidation or winding up of the Corporation, the holders of the shares of this Series shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to this Series upon liquidation, the amount of $100 per share, plus accrued and unpaid dividends thereon.

                          "(b) After the payment to the holders of the shares
                 of this Series of the full preferential amounts provided for in this Section 5, the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

                          "(c) If, upon any voluntary or involuntary
                 dissolution, liquidation, or winding up of the Corporation, the amounts payable with respect to the stated value of the shares of this Series and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the shares of this Series are not paid in full, the holders of the shares of this Series and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective stated values to which they are entitled.

                          "(d) Neither the sale of all or substantially all the
                 property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 5.

                          "(e) Upon the dissolution, liquidation or winding up
                 of the Corporation, the holders of shares of this Series then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 5 before any payment shall be made to the holder of any class of capital stock of the Corporation ranking junior to this Series upon liquidation.

                          "6.  Ranking. For purposes of this resolution, any
                 stock of any class or classes of the Corporation shall be deemed to rank:

                          "(a) prior to the shares of this Series, either as to
                 dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of this Series;

                          "(b) on a parity with shares of this Series, either
                 as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

                          "(c) junior to shares of this Series, either as to
                 dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

                          "7.  Voting Rights.  The shares of this Series shall
                 have the voting rights set forth in the resolutions of the Board of Directors of the Corporation adopted on March 17, 1992."